EXHIBIT 10.234.1
MASTER AGREEMENT
FOR OVERNIGHT PROGRAMMING, USE OF DIGITAL CAPACITY
AND
PUBLIC INTEREST PROGRAMMING
     This MASTER AGREEMENT FOR OVERNIGHT PROGRAMMING, USE OF DIGITAL CAPACITY AND PUBLIC INTEREST PROGRAMMING (the “Agreement”) is dated as of September 10, 1999 between THE CHRISTIAN NETWORK, INC., a Florida not-for-profit corporation, and PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (“PCC”), all of the Persons (as defined below) which are on the date hereof or may from time to time become Subsidiaries (as defined below) of PCC, including, without limitation, the Subsidiaries listed on Exhibit A hereto (collectively, the “PCC Subsidiaries” and collectively with PCC, “PCC”).
RECITALS
     A. PCC owns the television stations set forth on Exhibit B hereto.
     B. PCC is entering into various agreements with the National Broadcasting Company, Inc. (“NBC”) pursuant to which NBC is making an investment in PCC. In connection with the PCC-NBC Agreements, the parties are entering into this Agreement with the consent and approval of NBC.
     C. All parties to this Agreement, including the Licensees of the Stations, acknowledge that CNI has substantial experience and expertise in producing high quality broadcast television programming and public interest programming of both a commercial and non-commercial nature, including public affairs, children’s, instructional and educational programming, for nationwide distribution to television stations and that, since its inception as an owner and operator of television broadcast stations seven years ago, PCC has broadcast on its stations CNI’s public interest programming pursuant to individual station affiliation agreements and the parties to this Agreement, including the Licensees of the Stations acknowledge that such programming is instructional and educational and constitutes suitable programming in the public interest.
     D. The FCC imposes public interest obligations on all television stations requiring television stations to provide programming that meets the public interest, convenience and necessity, address community issues with responsive programming, provide three hours weekly of children’s educational programming, and adhere to the restrictions on the airing of indecent programming.

     E. The Telecommunications Act of 1996 provides that these public interest obligations of television stations extend to their digital operations, and the FCC has announced that it may adopt new public interest rules for digital television.
     F. The Advisory Committee on Public Interest Obligations of Digital Broadcasters was created by the White House pursuant to Executive Order and has sent its Final Report to the FCC recommending that additional public interest obligations be imposed on digital television stations. The FCC has announced that it will initiate a proceeding to consider these recommendations.
     G. PCC has determined that the public interest, convenience and necessity would be served by the continued overnight broadcast of CNI Programming on the Stations which includes instructional and educational programming. It is in the best interests of PCC to satisfy its public interest obligations and such additional obligations as may be imposed on PCC in the digital future through the broadcast of CNI Programming on the Stations. PCC and CNI have agreed that, subject to the terms and conditions set forth herein, PCC shall grant to CNI the right to broadcast CNI Programming on the Stations in analog overnight or in digital on 0.6 MHz of spectrum.
AGREEMENTS
     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:
     Section 1. Definitions. All capitalized terms not defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.
          (a) “Act” means the Communications Act of 1934, as amended or any successor Congressional Act regulating communications.
          (b) “CNI” means, collectively, The Christian Network, Inc., a Florida not-for-profit corporation, one or more for-profit or not-for-profit Subsidiaries of CNI that exist on the date hereof or that CNI may create from time to time and any successors of CNI and such Subsidiaries.
          (c) “CNI Digital Channel” means a portion of each Station’s digital television capacity consisting of 0.6 MHz made available to CNI for 24 hours per day, seven days per week and should any future action by the FCC or Congress reduce the digital spectrum allocated to each Station the CNI Digital Channel shall be reduced proportionately.
          (d) “CNI Overnight Programming” means programming that is to be broadcast overnight on the Stations consisting of entertainment, instructional, educational and other family-values based programming of CNI’s selection that does not include excessive or gratuitous violence, explicit sex or foul language.

          (e) “CNI 24-hour Digital Programming” means programming that is to be broadcast on the CNI Digital Channel consisting of entertainment, public affairs, children’s instructional, educational and other family-values based programming of CNI’s selection that does not include excessive or gratuitous violence, explicit sex or foul language.
          (f) “CNI Program” means each television program in the CNI Overnight Programming or CNI 24-hour Digital Programming.
          (g) “CNI Programming” means the collective television programs in CNI Overnight Programming or CNI 24-hour Digital Programming.
          (h) “Digital Transition Period” shall mean, for each Station, the period commencing on the date that the Station first broadcasts a digital signal to the general public on a consistent basis and ending upon the effective date of the Station’s return of its analog channel to the FCC.
          (i) “DMA” means a Designated Market Area as determined by Nielsen Media Research or such successor designation of television markets that may in the future be recognized by the FCC or Congress for determining television markets.
          (j) “FCC” means the Federal Communications Commission or any successor agency thereto.
          (k) “First Stage” shall mean, for each Station, the period of time commencing upon the Effective Date of this Agreement and continuing until the date on which CNI commences use of the CNI Digital Channel on that Station.
          (l) “License” means a license or permit issued by the FCC to operate a television station covered by this Agreement in an analog or digital mode and any successors thereto.
          (m) “Licensee” means any entity holding a License as of the date of this Agreement or subsequent thereto.
          (n) “PCC Converted Station” means any Station that is converted to an affiliate of a television broadcast network other than PAX            TV.
          (o) “Person” means an individual, partnership, corporation, business trust, limited liability company, trust, unincorporated association, venture, governmental authority or other entity of whatever nature.
          (p) “Replacement Coverage” means, with respect to any Station, the delivery of such Station’s CNI Programming by free over-the-air broadcast transmissions or by a multi-channel distribution system, or by any combination thereof, to substantially the same number of households in the Station’s DMA that received the Station’s CNI Programming prior to the commencement of Replacement Coverage as determined by an ITS Terrain Study or any other widely accepted industry methodology for calculating a Station’s signal coverage.
          (q) “Second Stage” shall mean, for each Station, the period of time after CNI’s use of the CNI Digital Channel on that Station commences.
          (r) “Single Majority Shareholder” means a Person who has the right to vote shares of Voting Stock having more than 50% of the Total Voting Power of all of the outstanding voting stock and voting capital stock equivalents of PCC whether or not such shares are issued to such person. For the purpose of this definition, “Total Voting Power” shall mean, with respect to PCC, the total number of votes which may be cast in the election of directors of PCC if all securities entitled to vote in the election of such directors (excluding shares of Preferred Stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.
          (s) “Station” means any television station set forth on Exhibit B hereto together with any other television station acquired from time to time by PCC after the date hereof and prior to any FCC-approved transfer of control of PCC where Lowell W. Paxson (“Paxson”) is no longer PCC’s Single Majority Shareholder (other than any pro forma transfer of control of PCC; provided, however, that Paxson remains PCC’s single majority shareholder). Except as otherwise provided herein, any Station that becomes a PCC Converted Station shall continue to be a “Station” following such conversion for the purposes of this Agreement.
          (t) “Subsidiaries” means, with respect to any Person, a corporation, partnership or other Person of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
     Section 2. Overnight Programming.
          (a) Grant and Acceptance of Rights. With respect to each Station, during the First Stage of this Agreement for such Station, CNI has the right to provide the CNI Overnight Programming and grants to PCC the right and license, and PCC accepts the obligation, to broadcast the CNI Overnight Programming, in the primary analog and primary digital format until the Second Stage, and PCC will broadcast the CNI Overnight Programming on each Station, seven days per week on an overnight basis from 1:00 am to 6:00 am, Eastern and Pacific time (or 12:00 am to 5 am, Central and Mountain Time), except that for PCC Converted Stations the time of broadcast shall be from 1:30 am to 6:00 am, local time (or 12:30 am to 5 am, Central and Mountain Time).
          (b) PCC Converted Station. If at any time during the First Stage a Station becomes a PCC Converted Station, notwithstanding such conversion, such Station shall continue to broadcast the CNI Overnight Programming in accordance with

Section 2(a) unless and until CNI receives Replacement Coverage. If Replacement Coverage is provided with respect to any Station that becomes a PCC Converted Station and such Replacement Coverage subsequently ceases as a result of such coverage at any time having materially failed to satisfy the definition of Replacement Coverage or otherwise such PCC Converted Station shall commence CNI Overnight Programming broadcasts effective upon the cessation of Replacement Coverage and shall continue such CNI Overnight Programming broadcasts until CNI again receives Replacement Coverage or CNI commences use of the CNI Digital Channel in accordance with Section 3 hereof.
          (c) Manner of Broadcast. Except to the extent Replacement Coverage (as defined in Section 1(p)) consists of a multi-channel distribution system, each Station shall broadcast the CNI Overnight Programming from the Station’s originating transmitter and antenna for free over-the-air television home reception and associated carriage by cable or other multi-channel distribution system within the Station’s DMA.
          (d) Must Carry; Retransmission Consent.
               (1) PCC or the Licensee of any Station may grant consent to the retransmission of the Station’s signal by a cable system or other multi-channel distribution system pursuant to the provisions of Section 6 of the 1992 Cable Act provided that such retransmission consent provides for carriage of CNI Overnight Programming on the same terms and conditions applicable to the Station’s primary channel at no cost to CNI.
               (2) Any Station may elect in the future mandatory carriage (“must-carry”) pursuant to Section 76.64 (or other such applicable Section) of the FCC Rules, for either its analog signal or for its digital signals, whether on a digital tier or not, and, in such event, such Station shall make all commercially reasonable efforts to enforce those must carry rights and shall take all necessary steps to ensure that CNI Overnight Programming or digital programming is entitled to such must-carry on an equal basis with the Station’s analog or primary digital channel, as applicable.
               (3) The parties acknowledge that the FCC has a pending rulemaking proceeding in CS Docket No. 98-120 regarding digital broadcast television must-carry requirements for cable television operators. PCC will use commercially reasonable efforts to see that the CNI Overnight Programming is entitled to non-discriminatory must-carry rights relative to the rights provided to the Station as a result of that or any other FCC must-carry proceeding, or any statutory enactment, including, without limitation, cable carriage or where applicable, carriage by any multi-channel distribution system, in a manner that provides the widest possible viewer receipt of the CNI Overnight Programming during the Digital Transition Period and carriage in both the analog and digital format that is equal to the Station’s analog or primary digital channel, as applicable.
          (e) Digital Channel for the First Stage. During the Digital Transition Period, with respect to the digital and analog channels allocated to each Station by the

FCC for use in broadcasting a digital television signal of such Station, PCC shall cause the Station to broadcast the CNI Overnight Programming as required hereunder simultaneously over both the analog and the digital channel. Notwithstanding the Station’s return of its analog channel at the end of the Digital Transition Period, except as set forth in Section 3, the Station shall continue to broadcast the CNI Overnight Programming over the Station’s digital channel, whether that channel uses HDTV, ATV, or some other digital broadcast format; provided that, in the event that PCC engages in multi-casting during the First Stage of this Agreement, the CNI Overnight Programming shall be on the primary digital channel visible to the viewer. Digital broadcasts of the CNI Overnight Programming pursuant to Section 2(a) shall continue until such time as CNI commences use of the CNI Digital Channel (as that term is defined below in Section 3).
          (f) Licensee Discretion and Preemptions of CNI Overnight Programming. CNI recognizes that the Licensee of each Station has full authority to control such Station under currently applicable law. The Licensee of each Station shall have the right to reject any portion of the CNI Overnight Programming that such Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest (an “Unsuitable Program”). In the event of any such rejection, the Licensee shall give CNI written notice of such rejection at least 7 days in advance of the scheduled broadcast or as soon as possible. Any portion of the CNI Overnight Programming may be deemed by the Licensee to be an Unsuitable Program only if: (i) such Licensee reasonably believes that the telecast of such CNI Overnight Programming would violate applicable governmental laws, rules, regulations or published policies or (ii) if in such Licensee’s reasonable judgment preemption of such portion of the CNI Overnight Programming is required in order for the Station to meet a programming obligation imposed by the FCC that cannot otherwise be met by the Station and the Licensee provides a written explanation for its determination. No CNI Overnight Programming may be deemed by the Licensee to be an Unsuitable Program based on program performance or ratings, advertiser reactions or the availability of alternate programming which such Licensee believes to be more profitable or attractive than such CNI Overnight Programming. If such Licensee refuses to broadcast any Unsuitable Program, CNI shall have the right to provide substitute CNI Programming to the Station from the previously approved CNI Programming which shall be provided to PCC at least 30 days in advance of the scheduled broadcast or as soon as possible. The Licensee may also preempt the CNI Overnight Programming to provide the broadcast of live reports of a fast breaking news event free of commercial announcements or any promotional announcements for the Station or its network.
     Section 3. Use of CNI Digital Channel. During the Second Stage of this Agreement as applicable to each Station, PCC shall make available to CNI for CNI’s use the CNI Digital Channel. CNI shall have the right to retain all income and donations received by CNI in connection with its use of the CNI Digital Channel of the Stations. PCC agrees that CNI’s right to use the CNI Digital Channel is part of the essence of this Agreement.

          (a) Commencement of Use of CNI Digital Channel. Upon any Station engaging in multi-casting using two multi-cast channels, from the Station’s 6 MHz television channel, PCC shall immediately make available to CNI (the third channel) the CNI Digital Channel for such Station.
          (b) PCC Converted Station. If at any time during the Second Stage a Station becomes a PCC Converted Station, notwithstanding such conversion, such Station shall continue to have the carriage obligations for the CNI Digital Channel as set forth in this Agreement except to the extent CNI has been provided with Replacement Coverage, and CNI shall continue to have the right to provide CNI Programming.
          (c) Programming of CNI Digital Channel. CNI shall have the right to program each Station’s CNI Digital Channel with CNI 24-hour Digital Programming. The parties hereto acknowledge that the FCC has not yet implemented specific public interest obligations for the use of the digital spectrum by television stations. Accordingly, the actual CNI Programs supplied by CNI for the CNI Digital Channel of each Station will be subject to change from time to time as reasonably decided by CNI so as to satisfy the public interest obligations (including, without limitation, children’s programming obligations) as they may be imposed by the FCC on the use of the digital spectrum by such Station. The parties hereto acknowledge that the CNI Programming contains commercial and non-commercial aspects and contains programming that is educational and instructional in nature. Subject to change in order to satisfy the FCC’s public interest obligations (including, without limitation, children’s programming obligations), CNI has the right to provide up to 90 minutes per week of public affairs programming on the CNI Digital Channel for broadcast between the hours of 6:00 a.m. and Midnight; three (3) hours per week of children’s programming for broadcast during core programming hours suitable for compliance with FCC regulations implementing the Children’s Television Act or any successor law; and thirteen (13) hours per week of instructional/educational programming, provided, however, that in the event that CNI’s use of the CNI Digital Channel is preempted pursuant to Section 3(f) or (g) hereof, CNI will have the right to not provide any public affairs and children’s programming. The programming to be broadcast on the CNI Digital Channel shall conform in all material respects with applicable laws, including the Act and the rules, regulations and published policies of the FCC. Subject to the foregoing, CNI shall not be required to produce or deliver any news programming for broadcast on the Stations or provide broadcast access to political candidates. CNI may use the CNI Digital Channel of each Station for free-over-the-air video television service, data casting to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming and to obtain associated carriage by cable or other multi-channel distribution system and may not use the CNI Digital Channel of any Station for any non-video, non-data casting or non-broadcast uses except with the prior written consent of PCC, such consent not to be unreasonably withheld.
          (d) Rights of Carriage. PCC shall cause the Stations to broadcast the CNI Digital Channel from the Stations’ originating transmitters and antennas for free over-the-air television home reception and associated carriage by cable, multi-channel distribution system or any other delivery system as may be developed in the future within the Station’s DMA. PCC shall broadcast the CNI Digital Channel on the same basis as the other multi-cast, multi-channel digital services of that Station and shall not discriminate in its broadcast transmission of the CNI Digital Channel, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz. CNI shall not be obligated to drop its First Stage overnight carriage and to commence use of the CNI Digital Channel until the number of households in the DMA capable of receiving the CNI Digital Channel off-air or by cable carriage or other multi-channel video programming distributor pursuant to must carry or retransmission consent reaches twenty-five percent (25%) of the total number of households in the DMA. The Station shall be permitted to employ digital technology that allows it to use the Stations’ spectrum more efficiently, provided that such use shall not in any way degrade the quality or the extent of delivery to viewers of the CNI Digital Channel or any other aspect of CNI’s use of the CNI Digital Channel.
          (e) Must Carry; Retransmission Consent. The parties acknowledge that the FCC has a pending rulemaking proceeding in CS Docket No. 98-120 regarding digital broadcast television must-carry requirements for cable television operators during and after the Digital Transition Period and in a multi-cast, multi-channel environment.
               (1) PCC or the Licensee of any Station may grant consent to the retransmission of the Station’s signal by a cable system or other multi-channel distribution system pursuant to the provisions of Section 6 of the 1992 Cable Act, provided that PCC uses commercially reasonable efforts to see that the retransmission consent provides for carriage of CNI 24-hour Digital Programming on terms at least as favorable as the carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel and at no cost to CNI.
               (2) Any Station may elect in the future mandatory carriage (“must carry”) pursuant to rules adopted by the FCC. PCC will use commercially reasonable efforts to see that the CNI 24-hour Digital Programming shall be entitled to non-discriminatory must-carry rights relative to those secured by the Station, including, without limitation, carriage by cable or other multi-channel distribution system in a manner that provides the widest possible viewer receipt of the CNI 24-hour Digital Programming. PCC and the Station Licensees agree to use commercially reasonable efforts to fulfill the intent of the parties with respect to must-carry rights. At a minimum, the CNI 24-hour Digital Programming shall be entitled to non-discriminatory carriage by cable or other multi-channel distribution system relative to that afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz. The parties also acknowledge that there is pending in Congress legislation regarding digital broadcast television must-carry requirements for satellite multi-channel video programming providers during and after the Digital Transition Period and in a multi-cast, multi-channel environment.
               (3) PCC or the Licensee of any Station may grant consent to the retransmission of the Station’s signal by a satellite system or other multi-channel distribution system, provided that the retransmission consent provides for carriage of

CNI 24-hour Digital Programming that is non-discriminatory relative to the carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel and at no cost to CNI, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz.
               (4) Any licensed Station may elect mandatory carriage (“must carry”) pursuant to laws adopted by Congress. PCC will use commercially reasonable efforts to see that the CNI 24-hour Digital Programming shall not be discriminated in any must-carry rights selected by the Station, including, without limitation, carriage by satellite systems in a manner that provides the widest possible viewer receipt of the CNI 24-hour Digital Programming. PCC agrees to take all commercially reasonable steps necessary to fulfill the intent of the parties with respect to must-carry rights. At a minimum, the CNI 24-hour Digital Programming shall be entitled to the most favorable carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel, provided that in no event shall the CNI Digital Signal be entitled to more than 0.6 MHz.
          (f) Licensee Discretion and CNI Digital Channel Preemption. CNI recognizes that the Licensee of each Station has full authority to control such Station under currently applicable law. PCC agrees that, should the law or FCC rules, policies or interpretations change to permit users of digital broadcast spectrum to control directly their own use of the spectrum, this subsection shall no longer apply. Until such change, however, the following provisions shall apply to the minimum extent required by the FCC (if at all), the parties intending that CNI would have absolute control of the CNI Digital Channel under this Agreement if and to the extent permitted by law. The Licensee of each Station shall have the right to reject any portion of the CNI 24-hour Digital Programming to be broadcast on such Station which such Licensee reasonably believes to be an Unsuitable Program. In the event of any such rejection by a Licensee, the Licensee shall give CNI written notice of such rejection at least 7 days in advance of the scheduled broadcast or as soon as possible. Any portion of the CNI 24-hour Digital Programming may be deemed by the Licensee to be an Unsuitable Program only if: (i) such Licensee reasonably believes that the telecast of such CNI Programming from the CNI 24-hour Digital Programming would violate applicable governmental laws, rules, regulations or published policies or (ii) if in such Licensee’s reasonable judgment preemption of such CNI Programming from the CNI 24-hour Digital Programming is required in order for the Station to meet the public interest programming obligations imposed by the FCC that cannot otherwise be met by the Station and the Licensee provides a written explanation for its determination. No CNI 24-hour Digital Programming may be deemed by Licensee to be an Unsuitable Program based on program performance or ratings, advertiser reactions or the availability of alternate programming which such Licensee believes to be more profitable or attractive than such CNI 24-hour Digital Programming. If such Licensee refuses to broadcast any Unsuitable Program, CNI shall have the right to provide substitute CNI Programming to the Station from the previously approved CNI Programming. The Licensee may also preempt the CNI 24-hour Digital Programming to provide the broadcast of live reports of a fast breaking news event free of commercial announcements or any promotional announcements for the Station or its network.

          (g) HDTV Preemption Rights. On a PCC Converted Station, CNI’s use of the CNI Digital Channel may be preempted only in the following circumstance: (i) use of the CNI Digital Channel is required for HDTV broadcasts and there is no other technologically feasible means (including use of any other portions of the 6 MHz digital channel other than the CNI Digital Channel, or the use of other equipment or technologies, such as digital compression equipment) to achieve the HDTV broadcast without use of the CNI Digital Channel; provided, however, that PCC and Licensees agree to use commercially reasonable efforts to avoid preemption of the CNI Digital Channel for HDTV broadcasts if it is technologically feasible at the time of any such preemption to broadcast HDTV in the 1080i picture format with less than 6 MHz of spectrum; (ii) any preemptions of the CNI Digital Channel for HDTV broadcasts do not exceed twelve (12) hours of each broadcast day; and (iii) CNI receives as much notice as is commercially reasonable of any preemptions for HDTV broadcasts.
          (h) Provision of Alternate Spectrum. Nothing in this Agreement is intended to restrict or limit the use of digital technology to permit the more efficient use of the Station’s digital spectrum so long as such technology does not in any way degrade the quality of any CNI Program or limit the amount of programming time on or CNI’s right to use the 0.6 MHz spectrum in the CNI Digital Channel. Without limiting the generality of the foregoing, alternate spectrum may be substituted for the CNI Digital Channel (“Alternate Spectrum”), provided that the Alternate Spectrum is reasonably comparable in all respects, including geographic coverage and audience reach, signal quality to viewers, channel position and free reception, and provided that, if the Alternate Spectrum consists of a broadcast station other than a PCC Station, the Licensee of such broadcast station agrees in writing to be bound by all of the terms of the individual Station Agreement. If the Alternate Spectrum provided by the other Station shall become unavailable or unsuitable for longer than a period of thirty (30) consecutive days, for use by the CNI Digital Channel as provided herein, CNI shall have the right to have the CNI Digital Channel carried on the PCC Station as provided for in this Agreement and the individual Station Agreement reinstated.
     Section 4. Provisions Applicable to CNI Overnight Programming and CNI Digital Channel
          (a) Term. This Agreement shall become effective as of the date of execution of this Agreement and, except as set forth in Section 6(d) hereof, shall continue in effect for a period of fifty years and will thereafter automatically renew for successive periods of ten years, unless and until one of the following events occur (a) CNI or its permitted successors or assigns cease to exist; (b) CNI commences a proceeding for voluntary or involuntary liquidation and dissolution; (c) CNI ceases to provide family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language in accordance with the CNI Statement of Mission and Purpose attached hereto as Exhibit C; or (d) the FCC licenses for a majority of the Stations are revoked.
          (b) Delivery and Distribution. CNI shall produce, acquire and deliver the CNI Overnight Programming and the CNI 24-hour Digital Programming to each

Station at CNI’s expense using commercially reasonable and industry accepted delivery methods. CNI will provide the CNI Programming to the PAX TV network master control or other master control location specified by PCC, at CNI’s expense, in order to permit the inclusion of the CNI Programming in the network feed for delivery to the Stations. For any Station that does not receive a PAX TV or other network feed, CNI shall provide the CNI Programming to such Station via CNI satellite delivery or other industry accepted delivery method at CNI’s expense. If the PCC network programming subsequently originates from other network facilities, the CNI Programming shall be provided to that facility by satellite delivery or other industry accepted delivery method at CNI’s expense. The Licensee of each Station shall install and maintain at its expense the equipment which is necessary to receive, decode, decompress and distribute standard analog and digital programming on the Station or on the CNI Digital Channel of such Station. The Licensee of each Station shall within five (5) business days of filing any application with the FCC notify CNI in writing of any proposed change in the Station’s facilities. The Licensee of each Station shall not change the facilities of such Station in a manner that could materially adversely affect CNI’s rights under this Agreement with respect to such Station without CNI’s consent. To the extent that CNI prepares local public affairs programming for some or all of the Stations, such Stations shall incorporate this programming into the CNI Programming being broadcast by the Stations at the times selected by CNI, via tape or other insertion method.
          (c) Website Hyperlinks. While Paxson is the Single Majority Shareholder of PCC, (i) each Station that utilizes an Internet website will provide at the Station’s expense a first screen hyperlink to the CNI Internet website, and (ii) if a majority of the Stations are affiliated with a television network that utilizes an Internet website, such network shall provide at the network’s expense a first screen hyperlink to the CNI Internet website. CNI shall at its sole expense provide the graphic material required to establish the hyperlinks described in this section. CNI’s website shall conform in all respects to the CNI Mission Statement and Statement of Purpose.
          (d) Licensee Operation of Station. To the extent required by law, the Licensee of each Station shall be responsible for the Station’s compliance with all applicable laws, including the Act and the rules, regulations and published policies of the FCC. Nothing in this Agreement shall abrogate the unrestricted authority of such Licensee to discharge its obligations to the public and to comply with all applicable laws and the rules, regulations and policies of the FCC. The Licensee of each Station shall coordinate with CNI any announcements required to be aired by the FCC during the programming being provided by CNI. In the event that any Station preempts or rejects any CNI Programming, as provided for in this Agreement, the Station’s substitute programming will be inserted at its own expense in the CNI Programming via insertion at the Station in the manner and at the times designated by CNI and in all respects acceptable to CNI. CNI shall have the right to provide the Station with such information concerning CNI’s programming and advertising as is necessary to assist the Station to prepare information and materials required to be placed in the Station’s public inspection file or filed with the FCC, including without limitation, the Station’s quarterly issues and program lists; information concerning the broadcast of children’s educational and informational programming; and documentation of compliance with commercial limits applicable to certain children’s television programming and political broadcast material to the extent CNI is required to broadcast political programming or advertisements by applicable law. CNI’s rights hereunder will be exercised in a manner to assist in the Station’s compliance with all applicable laws, rules, regulations and published policies of the FCC. If a Station reasonably determines that the CNI Programming does not comply with FCC requirements relating to children’s or public affairs programming, then the Station may, at its sole expense, provide substitute programming via insertion at the Station for placement within the CNI Programming at such times as CNI determines is appropriate provided that such programming complies with CNI’s family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language.
          (e) Children’s Television Advertising. Subject to changes in applicable laws, rules, regulations and published policies of the FCC, CNI agrees that it will not broadcast on any Station advertising within programs originally designed for children aged 12 years and under in excess of the amounts permitted under applicable FCC rules, and will take all steps necessary to pre-screen children’s educational and institutional programming broadcast during the hours it is providing such programming, to establish that advertising is not being broadcast in excess of the applicable or any future FCC rules.
          (f) Payola. CNI agrees that it will not accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively “Consideration”), whether or not pursuant to written contracts or agreements between CNI and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid or furnished such Consideration, in accordance with applicable laws and the rules, regulations and published policies of the FCC.
          (g) Cooperation on Programming. CNI and the Licensee of each Station mutually acknowledge their interest in ensuring that such Station serves the needs and interests of viewers in the service area of the Station and agree to cooperate to provide such service. The Station may request, and CNI shall have the right to provide, information to the Station concerning CNI’s programs as are responsive to community issues so as to assist the Station in the satisfaction of its public service programming obligations. CNI may also provide the Station with information necessary to enable the Station to prepare programming-related records and reports required by the FCC. Upon CNI’s request, the Station shall provide CNI with notarized quarterly reports in a form reasonably acceptable to CNI on the Station’s compliance with its obligations under this Agreement including, but not limited to, its carriage of the CNI Programming.
          (h) Unauthorized Copying. PCC and the individual Licensees shall not, and shall not authorize others to, record, copy or duplicate any programming and other material furnished by CNI hereunder, in whole or in part, and shall take all reasonable precautions to prevent any such recording, copying or duplicating (except for copying by viewers for home viewing).
          (i) Programming Changes. CNI shall have the right, in its sole discretion, subject to Section 2(f) or 3(f), as applicable, to (i) modify, cancel or replace any CNI Program, so long as any such modified or replacement programming is similar in context in all material respects to CNI’s existing family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language, or (ii) change the day or time period during which any CNI Program is scheduled to be broadcast but only within the time periods during which PCC is obligated to air CNI Programming. Any program delivered by CNI in place of any CNI Program regularly scheduled for broadcast by CNI shall be considered a CNI Program.
          (j) Promotion. CNI and PCC will promote the broadcast of the CNI Overnight Programming and the CNI Digital Channel in a cooperative manner. PCC agrees to consider and, to the extent it deems consistent with the public interest, convenience and necessity, follow guidelines established by CNI with respect to the promotion of the CNI Overnight Programming or the CNI Digital Channel in each Station’s service area, including without limitation, on-the-air promotion, billboards, radio, and newspapers or other printed advertisements, announcements or promotions provided, however, that PCC is not obligated to spend any funds on any promotional efforts for CNI or CNI Programming. While Paxson is the single majority shareholder of PCC, PCC agrees to air two ten-second CNI promotional announcements on a run of schedule basis daily during the First Stage only.
          (k) Programming. All rights in and to the CNI Overnight Programming or the CNI 24-hour Digital Programming not specifically granted to PCC in this Agreement are reserved to CNI for its exclusive use. All right, title and interest in and to the CNI Overnight Programming and the CNI 24-hour Digital Programming will remain the property of CNI, subject only to PCC’s right and obligation to broadcast the CNI Overnight Programming and transmit the CNI 24-hour Digital Programming in accordance with this Agreement.
          (l) Trademark License. CNI hereby licenses PCC and the Station Licensees to use certain of its trade names, trademarks and service marks (the “CNI Marks”) in connection with the performance of their obligations under this Agreement, subject to the following conditions. Use of the CNI Marks shall inure solely to the benefit of CNI. PCC and the Station Licensees acknowledge and agree that uniform and high standards of quality of use of the CNI Marks are necessary in order to maintain the public image and widespread reputation of the CNI Marks. PCC and the Station Licensees agree that they will not use the CNI Marks in a manner that might tend to reflect negatively on the CNI Marks and/or CNI; it being expressly recognized by PCC and the Station Licensees that CNI presents family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language.
          (m) Changes in Law, FCC Rules and Policies. The parties acknowledge that governing law may change the manner in which users of the digital capacity on broadcast stations are regulated and the scope of Licensee discretion over a station’s digital capacity. In the event that the rules, regulations or published policies of the FCC, the provisions of the Act, or any other applicable law are changed in a manner that materially and adversely affects this Agreement, then CNI may, at its option and in its sole discretion, (1) terminate this Agreement without any liability whatsoever, effective upon the effective date of the change in applicable law but that otherwise complies with the terms and conditions of this Agreement; or (2) change the CNI Overnight Programming or CNI 24-hour Digital Programming in a manner that conforms to the policies and requirements of the change in applicable law; or (3) enter into good faith negotiations with PCC seeking to convert CNI’s rights to the CNI Digital Channel to an ownership interest if the parties can reach a mutually acceptable agreement, if and to the extent permitted by governing law or (4) seek any appropriate waiver of the FCC’s rules to permit this Agreement to continue unchanged. Without limiting the foregoing in any way, if, in the future, the Stations’ digital broadcast spectrum becomes sublicensable, CNI shall have the right to enter into good faith negotiations with PCC to attempt to reach a mutually acceptable agreement to convert the CNI Digital Channel on each Station to such FCC sublicense, if and to the extent permitted by governing law. In this Agreement and subject to the negotiations referred above, the parties intend that CNI shall have all right, title and interest in and to the CNI Digital Channel to the fullest extent permitted by applicable provisions of the Act, and the rules, regulations and policies of the FCC promulgated thereunder (collectively with the Act, the “Communications Law”) as the Communications Law may be amended or interpreted from time to time subject to CNI and PCC negotiating a mutually acceptable agreement. If, at any time following the date of this Agreement, the Communications Law is amended to permit CNI to acquire the CNI Digital Channel for each Station then CNI shall have the right to enter into good faith negotiations with PCC to attempt to reach a mutually acceptable agreement to convert the CNI Digital Channel on each Station to such FCC sublicense, if and to the extent permitted by governing law to CNI. Upon the consummation of such conveyance, neither PCC, CNI nor the applicable Station Licensee shall have any further obligation hereunder except to transmit the CNI Programming. The parties hereto further acknowledge that CNI may seek whatever rule or law changes are necessary to permit CNI to be the sublicensee or owner of the CNI Digital Channel and that the other parties to this Agreement will not oppose or otherwise seek to impede such rule or law change in any manner whatsoever. To the extent that revisions in the Communications Law or changes in the technology employed by television stations occur such that the Stations utilize a transmission or broadcast method different from the current analog or anticipated digital methods, the parties acknowledge that it is their intent that CNI retain its rights to broadcast the CNI Programming over the Stations to the full extent provided by this Agreement, to the extent commercially reasonable, by amending or modifying the terms and conditions of this Agreement, if necessary, to effectuate that intent. It is expressly understood that the parties intend that CNI’s rights under this Agreement will not be adversely affected in the future by law or technological changes.
          (n) Broadcast in Entirety. Subject to the preemption rights under this Agreement, PCC agrees to cause the Stations licensed to broadcast in its entirety, without any editing, delay, addition, alteration or deletion, the CNI Programming, including the primary video and accompanying audio portions of the signal; all CNI identification; all commercial spots and noncommercial announcements; all promotional material; all data casting transmissions to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming; all copyright and trademark notices; all sponsorship identification announcements; all credits and billings; all information in the Vertical Blanking Interval to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming; any and all video anywhere within digital signal; and any other proprietary material of any kind or nature included therein.
     Section 5. Representations and Warranties; Covenants; Indemnifications
          (a) Representations, Warranties and Covenants of CNI. CNI represents and warrants to PCC as follows:
               (1) CNI has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by CNI have been duly and validly authorized by CNI. This Agreement has been duly and validly executed and delivered by CNI and constitutes a legal, valid and binding agreement of CNI enforceable against CNI in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.
               (2) There is no requirement applicable to CNI to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by CNI of the transactions contemplated by this Agreement.
               (3) The execution, delivery and performance of this Agreement by CNI will not (with or without the giving of notice, the lapse of time or both) (i) conflict with its organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement or lease to which CNI is a party or by which it is bound, or (iii) violate any statute, law, rule, regulation (including any rule or regulation of the FCC), order, writ, injunction or decree applicable to CNI.
               (4) CNI owns the complete exhibition and broadcast rights to the CNI Programming and that there is no contract with any other person which will in any way interfere with any broadcast rights granted under this Agreement and the CNI Programming does not infringe upon any trademark, service mark, trade name or copyright and does not violate the private, civil or property rights, the rights of privacy or publicity or any other rights of any third party and conforms to the CNI Statement of Mission and Purpose.

               (5) CNI shall comply in all material respects with the Communications Law.
               (6) As of the date hereof, CNI qualifies as an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
          (b) Representations and Warranties of PCC. PCC represents and warrants to CNI as follows:
               (1) PCC has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by PCC have been duly and validly authorized by all necessary action on the part of PCC. This Agreement has been duly and validly executed and delivered by PCC and constitutes a legal, valid and binding agreement of PCC enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.
               (2) There is no requirement applicable to PCC to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by PCC of the transactions contemplated by this Agreement and PCC is required to make a filing with the FCC with respect to this Agreement.
               (3) The execution, delivery and performance of this Agreement by PCC will not (with or without the giving of notice, the lapse of time or both) (i) conflict with its organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement or lease to which it is a party or by which any of its assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to PCC.
               (4) PCC is on the date hereof the parent of the Licensee of each Station listed on Exhibit B.
          (c) Covenants Relating to Licenses. The Licensee of each Station hereby warrants that during the term of this Agreement, it will operate its Station in compliance in all material respects with all applicable laws, including the Act and the rules, regulations and published policies of the FCC. During the term of this Agreement, PCC shall not enter into any commitments that would prevent it from carrying out its obligations under this Agreement. At the expense of CNI, the Licensee of each Station shall file at CNI’s request any and all applications or other filings with the FCC or at the local, State and Federal level that CNI requests in order for CNI to fully receive all benefits contemplated by this Agreement. Such Licensee shall diligently prosecute such applications or other filings.

          (d) PCC’s Indemnification. PCC shall indemnify and hold harmless CNI and its affiliates, shareholders, directors, officers, employees and agents from and against any and all claims, losses, costs, liabilities, damages, forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description (collectively, “Damages”) resulting from PCC’s breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement.
          (e) CNI’s Indemnification. CNI shall indemnify and hold harmless PCC, the Station Licensees and their affiliates, shareholders, directors, officers, employees and agents from and against any and all Damages resulting from (i) CNI’s breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement, (ii) any action taken by CNI or its employees and agents with respect to the Stations, or any failure by CNI or its employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of any applicable laws or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by CNI and CNI’s broadcast and sale of advertising time on the Stations or (iii) CNI’s programming on the Stations.
          (f) Limitation. No party shall be entitled to indemnification pursuant to subsections (e), (f) and (g) unless such claim for indemnification is asserted in writing delivered to the other parties.
          (g) Indemnification. If upon presentation of a claim for indemnity hereunder, the party against whom indemnification is requested does not agree that all or part of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly so notify the party claiming to be entitled to indemnification hereunder. Thereupon, the parties shall attempt in good faith to resolve their dispute, including where appropriate, reaching an agreement as to that portion of the claim, if any, which all concede is subject to indemnification. To the extent that the parties are unable to reach agreement, the parties shall have all remedies available at law or in equity.
     Section 6. Miscellaneous Provisions
          (a) Agreement Challenge. If this Agreement is challenged at the FCC or in any court of law or equity, whether or not in connection with any Station’s License renewal, transfer or assignment application, PCC, CNI and the Station Licensee, current or subsequent, shall defend this Agreement and the parties’ performance thereunder either individually, or at their option, jointly, throughout all FCC and Court proceedings. The parties hereto agree that they shall take no action to support in any manner, such a challenge to this Agreement. If portions of this Agreement do not receive the approval of the FCC or the Courts, or are otherwise determined to be invalid, then the parties shall reform this Agreement as necessary to satisfy the FCC’s or the Court’s concerns to the extent consistent with the parties’ agreements hereunder or, at CNI’s option and expense, seek reversal of the FCC or Court decision and approval from the full FCC or the Court.

          (b) Confidential Review. Upon any Station’s request, CNI shall acquaint the Licensee of such Station with the nature and type of the programming provided by CNI. The Station shall be entitled to review at its discretion from time to time on a confidential basis any of CNI’s programming material it may reasonably request. CNI may provide the Station with copies of all correspondence and complaints received from the public (including any logs of telephone complaints), and copies of all program logs and promotional materials. However, nothing in this section shall entitle PCC or any Station to review the internal corporate or financial records of CNI.
          (c) Station Agreements with Respect to CNI Programming. On the date of execution of this Agreement, each Licensee of a Station listed on Exhibit B hereto shall enter into an Agreement for Overnight Programming, Use of Digital Capacity and Public Interest Programming in the form of Exhibit D attached hereto (the “Station Agreement”) with respect to such Station. If PCC acquires or otherwise becomes the Licensee of any television station after the date hereof and prior to any transfer of control of PCC, including any transfer, resulting in Paxson no longer being PCC’s Single Majority Shareholder, the Licensee of such Station shall become a party to this Agreement by executing the Joinder Agreement in the form of Exhibit E hereto and shall enter into a Station Agreement with CNI with respect to such Station on the date on which PCC acquires or otherwise becomes the Licensee of such Station.
          (d) Termination. In addition to the termination provisions set forth elsewhere in this Agreement, this Agreement may be terminated as set forth below by PCC or CNI or any licensed Station by written notice to the other party upon the occurrence of any of the following:
               (1) if this Agreement with respect to such Station is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;
               (2) with the mutual consent of PCC, the Station Licensee and CNI with respect to such Station; or
               (3) by PCC, if the CNI Overnight Programming or CNI 24-hour Digital Programming fails to comply with CNI’s Statement of Mission and Purpose (attached hereto as Exhibit C), and CNI has not cured such deficiency within 6 months after written notice thereof from PCC to CNI.
               Any termination of this Agreement with respect to any Station shall not affect the continued validity or enforceability of this Agreement with respect to the other Stations. No party shall have the right to terminate this Agreement except as provided in this Section 6(d).
          (e) Remedies for Breach. If there is a material breach by any party hereto of its representations, warranties, covenants or agreements set forth in this Agreement with respect to any licensed Station, the nonbreaching party shall provide the breaching party notice of such breach and the breaching party shall have 30 days thereafter to cure such breach. If such breach is not cured within such 30-day period, the nonbreaching party may bring an action for specific performance of this Agreement or for injunctive relief. PCC and CNI specifically recognize that in the event any party hereto shall refuse to perform its obligations under this Agreement, monetary damages will not be adequate, given that the essence of this Agreement is the right of CNI for carriage of the CNI Overnight Programming and CNI 24-hour Digital Programming. In the event of any action to enforce this Agreement, each nonperforming party hereby waives the defense that there is an adequate remedy at law. In no event shall any party hereto have the right to terminate this Agreement with respect to any Station as a result of a breach of this Agreement, except as specifically set forth in this Agreement. A breach of this Agreement with respect to any Station shall not be deemed a breach of this Agreement with respect to any other Station. Nothing contained in this subsection shall affect any party’s rights to indemnification for a breach of this Agreement as set forth in this Agreement.
          (f) Force Majeure. Any failure or impairment of any Station’s facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities or programming, in whole or in part, for broadcast, due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of PCC, CNI or the Station Licensee, or for power reductions necessitated for maintenance of any Station or for maintenance of other stations located on the tower from which such Station is broadcasting, shall not constitute a breach of this Agreement, provided that the party which is unable to perform as a result of a force majeure event shall use commercially reasonable efforts to restore promptly full compliance by such party with the terms of this Agreement.
          (g) Assignments. It is the intent of the parties that the rights and obligations of PCC under this Agreement shall be transferred or assigned to PCC’s assignees, transferees or successors in interest, including, without limitation, each successive Licensee of each Station whether or not such Licensee is owned or controlled by PCC, and shall not be disavowed by PCC or any assignee, transferee or successor in interest to PCC.
               (1) Upon any transfer of control or the assignment of the License of any Station, the assignee, transferee or successor in interest shall assume and perform in its entirety the Station Agreement; provided that, if any transfer of control or assignment of License of any Station is attempted without assumption and performance of the Station Agreement, such transfer or assignment shall be deemed null and void and the transaction shall be invalid, and CNI shall have all remedies available at law and equity.
               (2) PCC (and each assignee, transferee or successor in interest subsequent to PCC) shall include the following provision in any contract or other agreement for the sale, transfer of control or assignment of License of any Station (and shall require that each succeeding assignee, transferee, or successor in interest include the following provision in any contract or other agreement for the sale, transfer or control or assignment of License of any Station):
          [The purchaser, transferee, assignee or successor in interest of this Station’s License and/or assets acknowledges that it has received actual notice of the Master Agreement for Overnight Programming, Use of Digital Capacity and Public Interest Programming by and between The Christian Network, Inc., and Paxson Communications Corporation (“PCC”), and the PCC Subsidiaries and the related Station Agreement with the Station Licensee and represents and warrants that it will assume the Station Agreement and all rights and obligations contained in it and, if it should transfer control of the Licensee or sell the Station’s assets in the future to a third party, it shall require that this language be included in the agreement and that the third party enter into the Assumption Agreement.]
               (3) The assignee, transferee or successor in interest of any Station shall assume the Station Agreement by an Assumption Agreement in form and substance acceptable to CNI, which shall include, without limitation, the venue, jurisdiction and assignment provisions of this Agreement. The Licensee of each Station shall notify CNI (i) within forty-eight (48) hours of the execution of any contract seeking the FCC’s consent to a change of control or assignment of the Licensee of such Station; (ii) within 5 business days of the filing of any application seeking such consent; and (iii) within 5 business days of the FCC grant of any such application. Except for transfers of control and assignments of licenses described in Section 73.3540(f) of the FCC’s current rules and regulations, CNI may terminate this Agreement with respect to any Station as of the effective date of a transfer of control or assignment of the licenses of such Station upon written notice to the applicable Licensee. Any termination by CNI of this Agreement with respect to any one Station in accordance with the previous sentence shall not affect the continued validity and enforceability of this Agreement with respect to any other Station.
               (4) This Agreement shall not be assignable by CNI without the prior written consent of PCC.
          (h) Public Notice. PCC and the Licensee of each Station shall provide notice to the general public of this Agreement by (i) filing a copy of this Agreement with the FCC in the publicly available records of each Station; (ii) placing a copy of this Agreement in the Station’s public inspection file; (iii) listing this Agreement on each Station’s Ownership Report filed with the FCC and attaching a copy to each Ownership Report filing; (iv) acknowledging the existence of this Agreement in each quarterly issues/programs list placed in the Station’s public file; and (v) filing a copy of this Agreement at the local, State and Federal level as requested by CNI, including any UCC or similar filings.

          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
          (j) Amendment. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties hereto.
          (k) Compliance with Copyright Act. CNI represents and warrants to PCC that CNI has full authority to broadcast the CNI Programming on the Stations and that CNI shall not broadcast any material in violation of the Copyright Act. All music supplied by CNI shall be (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by CNI. CNI shall be responsible for the payment of all synchronization license fees and master use license fees. The Licensee of each Station will maintain and pay for ASCAP, BMI and SESAC music performance licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in CNI.
          (l) Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.
          (m) Governing Law. The Agreement shall be governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof) subject to applicable federal law and the rules, regulations and published policies of the FCC.
          (n) Notices. Any notices required by this Agreement will be in writing and will be deemed given when personally delivered, or if mailed by certified or registered mail, return receipt requested, when deposited in the mail postage prepaid, to the addresses listed below. If telecopied, notice will be deemed given when telecopied and confirmed by telephone, or if sent by courier or express mail service, when deposited with such courier or express mail service.

If to PCC:	PCC Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL 33401-6233
Telephone: (561) 659-4122
Telecopy: (561) 659-4754

With a copy to:	National Broadcasting Company, Inc.
30 Rockefeller Plaza
New York, New York
Telephone:
Telecopy:

If to CNI:	The Christian Network, Inc.
28059 U.S. Highway 19 North, Suite 300
Clearwater, FL 33761-2643
Telephone: (727) 536-0036
Telecopy: (727) 530-0671
          (o) Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC alters or modifies its rules or policies in a fashion that would raise substantial and material questions as to the validity of any provisions of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies that may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provisions of this Agreement which is to be so modified, provided, however, that CNI shall be afforded the opportunity to seek any waiver of the FCC rules or policies to permit the continuation of this Agreement unchanged or with changes acceptable to CNI and the other parties to this Agreement shall not oppose or impede such waiver requests. The invalidity of this Agreement with respect to any Station shall not affect the validity of this Agreement with respect to any other Station.
          (p) Cooperation. The parties hereto shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken under this Agreement and will use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement.
          (q) Exclusivity. Other than this Agreement and the Station Agreements, CNI shall not enter into any agreement or commitment pursuant to which CNI or an affiliate thereof shall permit any television station to broadcast the CNI Programming in any DMA in which the Stations are located; provided, however, that nothing in this Agreement shall prevent CNI from offering the CNI Programming for carriage by private or master antenna cable service located in or serving any Station’s DMA but outside of such Station’s Grade B contour. In areas outside of a Station’s current coverage area but within such Station’s DMA, CNI may offer the CNI Programming to full or low power television stations or multi-channel distribution system, including direct broadcast satellite service, cable and any other future multi-channel video program distributors.
          (r) Expenses. Each party hereto shall bear its own expenses, costs, fees and taxes incurred in connection with the execution, delivery and performance of this Agreement.
          (s) Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto and any individual Station Licensee irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Delaware, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons in the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction pursuant to this Section. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware, or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives the right to a jury trial in connection with any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.
          (t) Entire Agreement. This Agreement, the schedules hereto, and all documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

PAXSON COMMUNICATIONS CORPORATION
By:	/s/ Jeffrey Sagansky
	Name:	Jeffrey Sagansky

THE CHRISTIAN NETWORK, INC.
By:	/s/ Dustin Rubeck
	Name:	Dustin Rubeck

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Channel 29 of Charleston, Inc.
Channel 42 of Little Rock, Inc.
Channel 56 of Orlando, Inc.
Channel 64 of Scranton, Inc.
Cocola Media Corporation of Florida, Inc. (90% interest)
Hispanic Broadcasting, Inc.
Ocean State Television, L.L.C.
Paxson Akron License, Inc.
Paxson Albany License, Inc.
Paxson Atlanta License, Inc.
Paxson Boston License, Inc.
Paxson Buffalo License, Inc.
Paxson Chicago License, Inc.
Paxson Communications License Company, LLC
Paxson Communications Odessa-30, Inc.
Paxson Communications of Akron-23, Inc.
Paxson Communications of Albany-55, Inc.
Paxson Communications of Atlanta-14, Inc.
Paxson Communications of Boston-60, Inc.
Paxson Communications of Buffalo-51, Inc.
Paxson Communications of Charleston-29, Inc.
Paxson Communications of Chicago-38, Inc.
Paxson Communications of Dallas-68, Inc. (80% interest)
Paxson Communications of Denver-59, Inc.
Paxson Communications of Greensboro-16, Inc.
Paxson Communications of Greenville-38, Inc.
Paxson Communications of Honolulu-66, Inc.
Paxson Communications of Houston-49, Inc.
Paxson Communications of Kansas City-50, Inc.
Paxson Communications of Knoxville-54, Inc.
Paxson Communications of Little Rock-42, Inc.
Paxson Communications of Los Angeles-30, Inc.
Paxson Communications of Minneapolis-41, Inc.
Paxson Communications of Oklahoma City-62, Inc.
Paxson Communications of Philadelphia-61, Inc.
Paxson Communications of Phoenix-13, Inc.
Paxson Communications of Portland-22, Inc.
Paxson Communications of Portland-23, Inc.
Paxson Communications of Providence-69, Inc. (50% interest)
Paxson Communications of Salt Lake City-30, Inc.
Paxson Communications of San Antonio-26, Inc.
Paxson Communications of San Jose-65, Inc.
Paxson Communications of Scranton-64, Inc.
Paxson Communications of Spokane-34, Inc.
Paxson Communications of St. Croix-15, Inc.
Paxson Communications of Syracuse-56, Inc.
Paxson Communications of Tulsa-44, Inc.
Paxson Communications of Washington-66, Inc.
Paxson Communications Television, Inc.
Paxson Denver License, Inc.
Paxson Greensboro License, Inc.
Paxson Greenville License, Inc.
Paxson Hawaii License, Inc.
Paxson Houston License, Inc.
Paxson Kansas City License, Inc.

Paxson Knoxville License, Inc.
Paxson Los Angeles License, Inc.
Paxson Minneapolis License, Inc.
Paxson Oklahoma City License, Inc.
Paxson Philadelphia License, Inc.
Paxson Phoenix License, Inc.
Paxson Salem License, Inc.
Paxson Salt Lake City License, Inc.
Paxson San Jose License, Inc.
Paxson Spokane License, Inc.
Paxson Tulsa License, Inc.
Paxson Washington License, Inc.
Roberts Broadcasting Company of Albuquerque
South Texas Vision, L.L.C.
Syracuse Minority Television, Inc.
United Broadcast Group II, Inc.
WinStar Christiansted, Inc.
WinStar Odessa, Inc.
WinStar Waterville, Inc.

By:	/s/ Jeffrey Sagansky
Name: Jeffrey Sagansky

EXHIBIT A
SUBSIDIARIES
Paxson Communications Television, Inc.
WPXN(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
KPXN(TV)
Paxson Los Angeles License, Inc.
Paxson Communications of Los Angeles-30, Inc.
WCPX(TV)
Paxson Chicago License, Inc.
Paxson Communications of Chicago-38, Inc.
WPPX(TV)
Paxson Philadelphia License, Inc.
Paxson Communications of Philadelphia-61, Inc.
KKPX(TV)
Paxson San Jose License, Inc.
Paxson Communications of San Jose-65, Inc.
WPXB(TV)
Paxson Boston License, Inc.
Paxson Communications of Boston-60, Inc.
KPXD(TV)
United Broadcast Group II, Inc.
Paxson Communications of Dallas-68, Inc. (80% interest)
WPXW(TV)
Paxson Washington License, Inc.
Paxson Communications of Washington-66, Inc.
WPXD(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WPXA(TV)
Paxson Atlanta License, Inc.
Paxson Communications of Atlanta-14, Inc.

KPXB(TV)
Paxson Houston License, Inc.
Paxson Communications of Houston-49, Inc.
KWPX(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WVPX(TV)
Paxson Akron License, Inc.
Paxson Communications of Akron-23, Inc.
WXPX(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
KPXM(TV)
Paxson Minneapolis License, Inc.
Paxson Communications of Minneapolis-41, Inc.
WPXM(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
KBPX(TV)
Paxson Phoenix License, Inc.
Paxson Communications of Phoenix-13, Inc.
KPXC-TV
Paxson Denver License, Inc.
Paxson Communications of Denver-59, Inc.
WOPX(TV)
Channel 56 of Orlando, Inc.
Paxson Communications Corporation
KPXG(TV)
Paxson Salem License, Inc.
Paxson Communications of Portland-22, Inc.
WFPX(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WNPX(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation

KPXE(TV)
Paxson Kansas City License, Inc.
Paxson Communications of Kansas City-50, Inc.
KUWB(TV)
Paxson Salt Lake City License, Inc.
Paxson Communications of Salt Lake City-30, Inc.
KPXL(TV)
South Texas Vision, L.L.C.
Paxson Communications of San Antonio-26, Inc.
WPXH(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WPXV(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WPXJ-TV
Paxson Buffalo License, Inc.
Paxson Communications of Buffalo-51, Inc.
WPXP(TV)
Hispanic Broadcasting, Inc.
Cocola Media Corporation of Florida, Inc. (90% interest)
KOPX(TV)
Paxson Oklahoma City License, Inc.
Paxson Communications of Oklahoma City-62, Inc.
WGPX(TV)
Paxson Greensboro License, Inc.
Paxson Communications of Greensboro-16, Inc.
KAPX(TV)
Roberts Broadcasting Company of Albuquerque
Paxson Communications Corporation
WPXQ(TV)
Ocean State Television, L.L.C.
Paxson Communications of Providence-69, Inc. (50% interest)

WQPX(TV)
Channel 64 of Scranton, Inc.
Paxson Communications of Scranton-64, Inc.
WYPX(TV)
Paxson Albany License, Inc.
Paxson Communications of Albany-55, Inc.
KPXF(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
KYPX(TV)
Channel 42 of Little Rock, Inc.
Paxson Communications of Little Rock-42, Inc.
WLPX-TV
Channel 29 of Charleston, Inc.
Paxson Communications of Charleston-29, Inc.
KTPX(TV)
Paxson Tulsa License, Inc.
Paxson Communications of Tulsa-44, Inc.
WPXK(TV)
Paxson Knoxville License, Inc.
Paxson Communications of Knoxville-54, Inc.
WPXR(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
KFPX(TV)

Paxson Communications Corporation
KPXO(TV)
Paxson Hawaii License, Inc.
Paxson Communications of Honolulu-66, Inc.
KGPX(TV)
Paxson Spokane License, Inc.
Paxson Communications of Spokane-34, Inc.
WSPX(TV)
Syracuse Minority Television, Inc.
Paxson Communications of Syracuse-56, Inc.

KPXJ(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WMPX(TV)
WinStar Waterville, Inc.
Paxson Communications of Portland-23, Inc.
KPXR(TV)
Paxson Communications License Company, LLC
Paxson Communications Corporation
WEPX(TV)
Paxson Greenville License, Inc.
Paxson Communications of Greenville-38, Inc.
KPXK(TV)
WinStar Odessa, Inc.
Paxson Communications Odessa-30, Inc.
WPXO(TV)
WinStar Christiansted, Inc.
Paxson Communications of St. Croix-15, Inc.

EXHIBIT B-1
STATIONS

Call Sign	Channel	City and State	DMA
WPXN(TV)	31	New York, NY	New York, NY (1)
KPXN(TV)	30	San Bernardino, CA	Los Angeles, CA (2)
WCPX(TV)	38	Chicago, IL	Chicago, IL (3)
WPPX(TV)	61	Wilmington, DE	Philadelphia, PA (4)
WBPX(TV)	68	Boston, MA	Boston, MA (5)
WDPX(TV)	21	Vineyard, Haven, MA	Boston, MA (5)
WPXG(TV)	58	Concord, New Hampshire	Boston, MA (5)
KKPX(TV)	65	San Jose, CA	San Francisco-Oakland-San Jose, CA(6)
KPXD(TV)	68	Arlington, TX	Dallas-Ft. Worth, TX (7)
WPXW(TV)	66	Manassas, VA	Washington, DC (8)
WWPX(TV)	60	Martinsburg, WV	Washington, DC (8)
WPXA(TV)	14	Rome, GA	Atlanta, GA (9)
WPXD(TV)	31	Ann Arbor, MI	Detroit, MI (10)
KPXB(TV)	49	Conroe, TX	Houston, TX (11)
KWPX(TV)	33	Bellevue, WA	Seattle-Tacoma, WA (12)
WXPX(TV)	66	Bradenton, FL	Tampa-St. Petersburg, FL (13)
KPXM(TV)	41	St. Cloud, MN	Minneapolis-St. Paul, MN (14)
KPPX(TV)	51	Tolleson, AZ	Phoenix, AZ (15)
WVPX(TV)	23	Akron, OH	Cleveland, OH (16)
WPXM(TV)	35	Miami, FL	Miami-Ft. Lauderdale, FL (17)
KPXC-TV	59	Denver, CO	Denver, CO (18)
KSPX(TV)	29	Sacramento, CA	Sacramento — Stockton -Modesto, CA (19)
WOPX(TV)	56	Melbourne, FL	Orlando-Daytona Beach-Melbourne, FL (20)
KPXG(TV)	22	Salem, OR	Portland, OR (24)
WIPX(TV)	63	Bloomington, IN	Indianapolis, IN (25)
WFPX(TV)	62	Fayetteville, NC	Raleigh-Durham, NC(27)
WRPX(TV)	47	Rocky Mount, NC	Raleigh-Durham, NC (27)
WHPX(TV)	26	New London, CT	Hartford — New Haven, CT (27)
WNPX(TV)	28	Cookeville, TN	Nashville, TN (30)
WPXE(TV)	31	Kenosha, WI	Milwaukee, WI (31)
KPXE(TV)	50	Kansas City, MO	Kansas City, MO (33)
KUPX (TV)	30	Provo, UT	Salt Lake City, UT (36)
KPXL(TV)	26	Uvalde, TX	San Antonio, TX (37)
WZPX(TV)	43	Battle Creek, MI	Grand Rapids-Kalamazoo — Battle Creek, MI (38)

Call Sign	Channel	City and State	DMA
WPXP(TV)	67	Lake Worth, FL	West Palm Beach-Fort Pierce, FL (39)
WPXH(TV)	44	Gadsden, AL	Birmingham, AL (40)
WPXV(TV)	49	Norfolk, VA	Norfolk-Portsmouth-Newport News-VA(41)
WPXJ-TV	51	Batavia, NY	Buffalo, NY (44)
KOPX(TV)	62	Oklahoma City, OK	Oklahoma City, OK (45)
WGPX(TV)	16	Burlington, NC	Greensboro-High Point-Winston-Salem, NC (47)
WPXQ(TV)	69	Block Island, RI	Providence, RI-New Bedford, MA (48)
WPXC(TV)	21	Brunswick, GA	Jacksonville, FL (51)
WQPX(TV)	64	Scranton, PA	Wilkes Barre-Scranton, PA (53)
WYPX(TV)	55	Amsterdam, NY	Albany-Schenectady-Troy, NY (55)
KTPX(TV)	44	Okmulgee, OK	Tulsa, OK (60)
WLPX(TV)	29	Charleston, WV	Charleston-Huntington, WV (61)
WPXK(TV)	54	Jellico, TN	Knoxville, TN (63)
WUPX(TV)	67	Moorehead, KY	Lexington, KY (65)
WPXR(TV)	38	Roanoke, VA	Roanoke-Lynchburg, VA (67)
KPXO(TV)	66	Kaneohe, HI	Honolulu, HI (71)
KFPX(TV)	39	Newton, IA	Des Moines-Ames, IA (72)
KGPX(TV)	34	Spokane, WA	Spokane, WA (79)
WSPX(TV)	56	Syracuse, NY	Syracuse, NY (80)
KPXR(TV)	48	Cedar Rapids, IA	Cedar Rapids-Waterloo & Dubuque, IA (88)
WEPX(TV)	38	Greenville, NC	Greenville-New Bern-Washington, NC (103)
WPXU(TV)	35	Jacksonville, NC	Greenville-New Bern-Norfolk, NC(103)
WTPX(TV)	46	Antigo, WI	Wausau — Rhine, WI (134)

Effective upon and subject to the acquisition of one or more of the following television stations by PCC or its Subsidiaries, each such station shall be deemed a “Station” for all purposes under the foregoing Agreement:

Call Sign	Channel	City and State	DMA
WPXL	49	New Orleans, LA	New Orleans
WPXX	50	Memphis, TN	Memphis
WBNA	21	Louisville, KY	Louisville

Notwithstanding any provision in the foregoing Agreement to the contrary, each of the above stations shall be a “Station” for all purposes under the Agreement even if such station is acquired after Lowell W. Paxson is no longer PCC’s Single Majority Shareholder.

Exhibit C
Statement of Mission and Purpose
for The Christian Network, Inc. (CNI)
CNI is a Church that exists to Honor God by Communicating Truth Worldwide through Media.
In this pursuit, we believe that Truth is a person: Jesus Christ. And because of this belief, we are founded upon His teachings.
We believe:
- that there is one God, eternally existent in three persons: Father, Son and Holy Spirit.

- in the Deity and Lordship of Jesus Christ, in His virgin birth, in His sinless life, in His miracles, in His atoning death, in His resurrection, in His ascension to the right hand of the Father and in His personal return in power and glory.

- that the Bible is inspired, the only infallible, authoritative Word of God.

- in the spiritual unity of believers in Christ.

- in the knowledge that for the salvation of the lost and sinful, belief in Jesus Christ and regeneration by the Holy Spirit is absolutely essential.

- that salvation is received wholly by grace through faith in Christ who died for all men as our substitute.

- in the present ministry of the Holy Spirit by whose indwelling the Christian is able to live a godly life.
CNI is committed to communicating these beliefs by assembling people for worship worldwide through the use of television and other media (traditional and new). Through the use of this media, the Church intends to inspire, guide and educate people for the reconciliation of the creation to the Creator. Through our work, we will assist other churches and service organizations to utilize media for these purposes.
We believe God created us to have a personal relationship with Him. To that end, we created a programming service called “WORSHIP” to help intensify the individual’s relationship with God and His Church through the experience of personal worship.
WORSHIP is designed as a 24-hour, multi-media, Christian television church service. A key ingredient in WORSHIP’s overnight church service is beautiful Christian music videos. These videos are comprised of hymns and spiritual choruses set to spectacular nature footage and overlaid with Bible verses. The format creates an environment and promotes itself as a part of a Christian’s daily worship schedule. It also introduces God to those seeking Him.
WORSHIP’s ministerial hosts conduct the church service with a dialogue of praise and worship offered up to our Heavenly Father in a manner in which the viewer can actively participate. The WORSHIP service also features prayers offered by ministers and the invitation to join in the sacraments. Through their role, the ministers model worship for the viewers, and invite them to join in as they point toward God. WORSHIP serves as an oasis and a respite from the daily stresses of life.
The rest of the program day appeals to viewers seeking an entertaining and family friendly television service. This service features family-values based, “G rated” entertainment programming with no excessive or gratuitous violence, explicit sex or foul language. In many cases it is also integrated with a spiritual message, thus promoting an environment for the viewer to come to know God. Through this segment of programming, CM provides positive entertainment from a Christian worldview.. . entertainment that is meaningful.
All CNI programming and services are conducted to honor God (not man) and to make known the renowned Creator of the universe.
Through WORSHIP and other activities and subsidiaries, CM will utilize the power of media to promote obedience of the Great Commandment (to love God) and to advance the Great Commission (to go and make followers). In order to accomplish CNI’s purpose, it will take great commerce.
To that end, CM will receive donations from individuals, churches, foundations and other entities. CM will also seek corporate support on a variety of levels including, but not limited to, sponsorships and royalties. Such activities will be consistent with the limitations of the church structure and adhere to its mission as a church. These activities will promote the same beliefs and values as stated above.

EXHIBIT D
STATION AGREEMENT
FOR OVERNIGHT PROGRAMMING, USE OF DIGITAL CAPACITY
AND
PUBLIC INTEREST PROGRAMMING
     This STATION AGREEMENT FOR OVERNIGHT PROGRAMMING, USE OF DIGITAL CAPACITY AND PUBLIC INTEREST PROGRAMMING (the “Agreement”) is dated as of September 10, 1999 between THE CHRISTIAN NETWORK, INC., a Florida not-for-profit corporation, and [LICENSEE] (“Licensee”), licensee of Television Station [CallSign], [City], [State] (the “Station”).
RECITALS
     A. Paxson Communications Corporation (“PCC”) is the parent of the Licensee and is the parent of other television station licensees (“PCC Stations”).
     B. PCC is entering into various agreements with the National Broadcasting Company, Inc. (“NBC”) pursuant to which NBC is making an investment in PCC. In connection with the PCC-NBC Agreements, the parties are entering into this Agreement with the consent and approval of NBC.
     C. The parties to this Agreement acknowledge that CNI has substantial experience and expertise in producing high quality broadcast television programming and public interest programming of both a commercial and non-commercial nature, including public affairs, children’s, instructional and educational programming, for nationwide distribution to television stations and that, since its inception as an owner and operator of television broadcast stations seven years ago, PCC has broadcast on its stations CNI’s public interest programming pursuant to individual station affiliation agreements and the parties to this Agreement acknowledge that such programming is instructional and educational and constitutes suitable programming in the public interest.
     D. The FCC imposes public interest obligations on all television stations requiring television stations to provide programming that meets the public interest, convenience and necessity, address community issues with responsive programming, provide three hours weekly of children’s educational programming, and adhere to the restrictions on the airing of indecent programming.
     E. The Telecommunications Act of 1996 provides that these public interest obligations of television stations extend to their digital operations, and the FCC has announced that it may adopt new public interest rules for digital television.

     F. The Advisory Committee on Public Interest Obligations of Digital Broadcasters was created by the White House pursuant to Executive Order and has sent its Final Report to the FCC recommending that additional public interest obligations be imposed on digital television stations. The FCC has announced that it will initiate a proceeding to consider these recommendations.
     G. The Station has determined that the public interest, convenience and necessity would be served by the continued overnight broadcast of CNI Programming on the Station which includes instructional and educational programming. It is in the best interests of the Station to satisfy its public interest obligations and such additional obligations as may be imposed on the Station in the digital future through the broadcast of CNI Programming on the Station. The Station and CNI have agreed that, subject to the terms and conditions set forth herein, the Station shall grant to CNI the right to broadcast CNI Programming on the Station in analog overnight or in digital on 0.6 MHz of spectrum.
AGREEMENTS
     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:
     Section 1. Definitions. All capitalized terms not defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.
          (a) “Act” means the Communications Act of 1934, as amended or any successor Congressional Act regulating communications.
          (b) “CNI” means, collectively, The Christian Network, Inc., a Florida not-for-profit corporation, one or more for-profit or not-for-profit Subsidiaries of CNI that exist on the date hereof or that CNI may create from time to time and any successors of CNI and such Subsidiaries.
          (c) “CNI Digital Channel” means a portion of the Station’s digital television capacity consisting of 0.6 MHz made available to CNI for 24 hours per day, seven days per week and should any future action by the FCC or Congress reduce the digital spectrum allocated to the Station the CNI Digital Channel shall be reduced proportionately.
          (d) “CNI Overnight Programming” means programming that is to be broadcast overnight on the Station consisting of entertainment, instructional, educational and other family-values based programming of CNI’s selection that does not include excessive or gratuitous violence, explicit sex or foul language.
          (e) “CNI 24-hour Digital Programming” means programming that is to be broadcast on the CNI Digital Channel consisting of entertainment, public affairs, children’s instructional, educational and other family-values based programming of

CNI’s selection that does not include excessive or gratuitous violence, explicit sex or foul language.
          (f) “CNI Program” means each television program in the CNI Overnight Programming or CNI 24-hour Digital Programming.
          (g) “CNI Programming” means the collective television programs in CNI Overnight Programming or CNI 24-hour Digital Programming.
          (h) “Digital Transition Period” shall mean, for the Station, the period commencing on the date that the Station first broadcasts a digital signal to the general public on a consistent basis and ending upon the effective date of the Station’s return of its analog channel to the FCC.
          (i) “DMA” means a Designated Market Area as determined by Nielsen Media Research or such successor designation of television markets that may in the future be recognized by the FCC or Congress for determining television markets.
          (j) “FCC” means the Federal Communications Commission or any successor agency thereto.
          (k) “First Stage” shall mean, for the Station, the period of time commencing upon the Effective Date of this Agreement and continuing until the date on which CNI commences use of the CNI Digital Channel on the Station.
          (l) “License” means a license or permit issued by the FCC to operate the Station covered by this Agreement in an analog or digital mode and any successors thereto.
          (m) “Licensee” means the entity holding a License as of the date of this Agreement or subsequent thereto.
          (n) “PCC Converted Station” means the Station if it is converted to an affiliate of a television broadcast network other than PAX            TV.
          (o) “Person” means an individual, partnership, corporation, business trust, limited liability company, trust, unincorporated association, venture, governmental authority or other entity of whatever nature.
          (p) “Replacement Coverage” means, with respect to the Station, the delivery of the Station’s CNI Programming by free over-the-air broadcast transmissions or by a multi-channel distribution system, or by any combination thereof, to substantially the same number of households in the Station’s DMA that received the Station’s CNI Programming prior to the commencement of Replacement Coverage as determined by an ITS Terrain Study or any other widely accepted industry methodology for calculating the Station’s signal coverage.

          (q) “Second Stage” shall mean, for the Station, the period of time after CNI’s use of the CNI Digital Channel on the Station commences.
          (r) “Single Majority Shareholder” means a Person who has the right to vote shares of Voting Stock having more than 50% of the Total Voting Power of all of the outstanding voting stock and voting capital stock equivalents of PCC whether or not such shares are issued to such person. For the purpose of this definition, “Total Voting Power” shall mean, with respect to PCC, the total number of votes which may be cast in the election of directors of PCC if all securities entitled to vote in the election of such directors (excluding shares of Preferred Stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.
          (s) “Station” means the television station identified in the introductory paragraph of this Agreement. Except as otherwise provided herein, if the Station becomes a PCC Converted Station, it shall continue to be the “Station” following such conversion for the purposes of this Agreement.
          (t) “Subsidiaries” means, with respect to any Person, a corporation, partnership or other Person of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
     Section 2. Overnight Programming.
          (a) Grant and Acceptance of Rights. With respect to the Station, during the First Stage of this Agreement for the Station, CNI has the right to provide the CNI Overnight Programming and grants to the Station the right and license, and the Station accepts the obligation, to broadcast the CNI Overnight Programming, in the primary analog and primary digital format until the Second Stage, and the Station will broadcast the CNI Overnight Programming seven days per week on an overnight basis from 1:00 am to 6:00 am, Eastern and Pacific time (or 12:00 am to 5 am, Central and Mountain Time), except that for a PCC Converted Station the time of broadcast shall be from 1:30 am to 6:00 am, local time (or 12:30 am to 5 am, Central and Mountain Time).
          (b) PCC Converted Station. If at any time during the First Stage the Station becomes a PCC Converted Station, notwithstanding such conversion, the Station shall continue to broadcast the CNI Overnight Programming in accordance with Section 2(a) unless and until CNI receives Replacement Coverage. If Replacement Coverage is provided with respect to the Station that becomes a PCC Converted Station and such Replacement Coverage subsequently ceases as a result of such coverage at any time having materially failed to satisfy the definition of Replacement Coverage or otherwise such PCC Converted Station shall commence CNI Overnight Programming broadcasts effective upon the cessation of Replacement Coverage and shall continue such CNI Overnight Programming broadcasts until CNI again receives

Replacement Coverage or CNI commences use of the CNI Digital Channel in accordance with Section 3 hereof.
          (c) Manner of Broadcast. Except to the extent Replacement Coverage (as defined in Section 1(p)) consists of a multi-channel distribution system, the Station shall broadcast the CNI Overnight Programming from the Station’s originating transmitter and antenna for free over-the-air television home reception and associated carriage by cable or other multi-channel distribution system within the Station’s DMA.
          (d) Must Carry; Retransmission Consent.
               (1) The Licensee of the Station may grant consent to the retransmission of the Station’s signal by a cable system or other multi-channel distribution system pursuant to the provisions of Section 6 of the 1992 Cable Act provided that such retransmission consent provides for carriage of CNI Overnight Programming on the same terms and conditions applicable to the Station’s primary channel at no cost to CNI.
               (2) The Station may elect in the future mandatory carriage (“must-carry”) pursuant to Section 76.64 (or other such applicable Section) of the FCC Rules, for either its analog signal or for its digital signals, whether on a digital tier or not, and, in such event, the Station shall make all commercially reasonable efforts to enforce those must carry rights and shall take all necessary steps to ensure that CNI Overnight Programming or digital programming is entitled to such must-carry on an equal basis with the Station’s analog or primary digital channel, as applicable.
               (3) The parties acknowledge that the FCC has a pending rulemaking proceeding in CS Docket No. 98-120 regarding digital broadcast television must-carry requirements for cable television operators. The Station will use commercially reasonable efforts to see that the CNI Overnight Programming is entitled to non-discriminatory must-carry rights relative to the rights provided to the Station as a result of that or any other FCC must-carry proceeding, or any statutory enactment, including, without limitation, cable carriage or where applicable, carriage by any multi-channel distribution system, in a manner that provides the widest possible viewer receipt of the CNI Overnight Programming during the Digital Transition Period and carriage in both the analog and digital format that is equal to the Station’s analog or primary digital channel, as applicable.
          (e) Digital Channel for the First Stage. During the Digital Transition Period, with respect to the digital and analog channels allocated to the Station by the FCC, the Station shall broadcast the CNI Overnight Programming as required hereunder simultaneously over both the analog and the digital channel. Notwithstanding the Station’s return of its analog channel at the end of the Digital Transition Period, except as set forth in Section 3, the Station shall continue to broadcast the CNI Overnight Programming over the Station’s digital channel, whether that channel uses HDTV, ATV, or some other digital broadcast format; provided that, in the event that the Station engages in multi-casting during the First Stage of this

Agreement, the CNI Overnight Programming shall be on the primary digital channel visible to the viewer. Digital broadcasts of the CNI Overnight Programming pursuant to Section 2(a) shall continue until such time as CNI commences use of the CNI Digital Channel (as that term is defined below in Section 3).
          (f) Licensee Discretion and Preemptions of CNI Overnight Programming. CNI recognizes that the Licensee of the Station has full authority to control the Station under currently applicable law. The Licensee of the Station shall have the right to reject any portion of the CNI Overnight Programming that the Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest (an “Unsuitable Program”). In the event of any such rejection, the Licensee shall give CNI written notice of such rejection at least 7 days in advance of the scheduled broadcast or as soon as possible. Any portion of the CNI Overnight Programming may be deemed by the Licensee to be an Unsuitable Program only if: (i) the Licensee reasonably believes that the telecast of such CNI Overnight Programming would violate applicable governmental laws, rules, regulations or published policies or (ii) if in the Licensee’s reasonable judgment preemption of such portion of the CNI Overnight Programming is required in order for the Station to meet a programming obligation imposed by the FCC that cannot otherwise be met by the Station and the Licensee provides a written explanation for its determination. No CNI Overnight Programming may be deemed by the Licensee to be an Unsuitable Program based on program performance or ratings, advertiser reactions or the availability of alternate programming which the Licensee believes to be more profitable or attractive than such CNI Overnight Programming. If the Licensee refuses to broadcast any Unsuitable Program, CNI shall have the right to provide substitute CNI Programming to the Station from the previously approved CNI Programming which shall be provided to PCC at least 30 days in advance of the scheduled broadcast or as soon as possible. The Licensee may also preempt the CNI Overnight Programming to provide the broadcast of live reports of a fast breaking news event free of commercial announcements or any promotional announcements for the Station or its network.
     Section 3. Use of CNI Digital Channel. During the Second Stage of this Agreement as applicable to the Station, the Station shall make available to CNI for CNI’s use the CNI Digital Channel. CNI shall have the right to retain all income and donations received by CNI in connection with its use of the CNI Digital Channel of the Station. The Station agrees that CNI’s right to use the CNI Digital Channel is part of the essence of this Agreement.
          (a) Commencement of Use of CNI Digital Channel. Upon the Station engaging in multi-casting using two multi-cast channels, from the Station’s 6 MHz television channel, the Station shall immediately make available to CNI (the third channel) the CNI Digital Channel for the Station.
          (b) PCC Converted Station. If at any time during the Second Stage the Station becomes a PCC Converted Station, notwithstanding such conversion, the Station shall continue to have the carriage obligations for the CNI Digital Channel as set forth in this Agreement except to the extent CNI has been provided with Replacement Coverage, and CNI shall continue to have the right to provide CNI Programming.
          (c) Programming of CNI Digital Channel. CNI shall have the right to program the Station’s CNI Digital Channel with CNI 24-hour Digital Programming. The parties hereto acknowledge that the FCC has not yet implemented specific public interest obligations for the use of the digital spectrum by television Station. Accordingly, the actual CNI Programs supplied by CNI for the CNI Digital Channel of the Station will be subject to change from time to time as reasonably decided by CNI so as to satisfy the public interest obligations (including, without limitation, children’s programming obligations) as they may be imposed by the FCC on the use of the digital spectrum by the Station. The parties hereto acknowledge that the CNI Programming contains commercial and non-commercial aspects and contains programming that is educational and instructional in nature. Subject to change in order to satisfy the FCC’s public interest obligations (including, without limitation, children’s programming obligations), CNI has the right to provide up to 90 minutes per week of public affairs programming on the CNI Digital Channel for broadcast between the hours of 6:00 a.m. and Midnight; three (3) hours per week of children’s programming for broadcast during core programming hours suitable for compliance with FCC regulations implementing the Children’s Television Act or any successor law; and thirteen (13) hours per week of instructional/educational programming, provided, however, that in the event that CNI’s use of the CNI Digital Channel is preempted pursuant to Section 3(f) or (g) hereof, CNI will have the right to not provide any public affairs and children’s programming. The programming to be broadcast on the CNI Digital Channel shall conform in all material respects with applicable laws, including the Act and the rules, regulations and published policies of the FCC. Subject to the foregoing, CNI shall not be required to produce or deliver any news programming for broadcast on the Station or provide broadcast access to political candidates. CNI may use the CNI Digital Channel of the Station for free-over-the-air video television service, data casting to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming and to obtain associated carriage by cable or other multi-channel distribution system and may not use the CNI Digital Channel of the Station for any non-video, non-data casting or non-broadcast uses except with the prior written consent of the Licensee, such consent not to be unreasonably withheld.
          (d) Rights of Carriage. The Station shall broadcast the CNI Digital Channel from the Station’s originating transmitter and antenna for free over-the-air television home reception and associated carriage by cable, multi-channel distribution systems or any other delivery system as may be developed in the future within the Station’s DMA. The Station shall broadcast the CNI Digital Channel on the same basis as the other multi-cast, multi-channel digital services of the Station and shall not discriminate in its broadcast transmission of the CNI Digital Channel, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz. CNI shall not be obligated to drop its First Stage overnight carriage and to commence use of the CNI Digital Channel until the number of households in the DMA capable of receiving the CNI Digital Channel off-air or by cable carriage or other multi-channel distribution systems pursuant to must carry or retransmission consent reaches twenty-five percent (25%) of the total number of households in the DMA. The Station shall be permitted to employ digital technology that allows it to use the Station’s spectrum more efficiently, provided that such use shall not in any way degrade the quality or the extent of delivery to viewers of the CNI Digital Channel or any other aspect of CNI’s use of the CNI Digital Channel.
          (e) Must Carry; Retransmission Consent. The parties acknowledge that the FCC has a pending rulemaking proceeding in CS Docket No. 98-120 regarding digital broadcast television must-carry requirements for cable television operators during and after the Digital Transition Period and in a multi-cast, multi-channel environment.
               (1) The Licensee of the Station may grant consent to the retransmission of the Station’s signal by a cable system or other multi-channel distribution system pursuant to the provisions of Section 6 of the 1992 Cable Act, provided that the Licensee uses commercially reasonable efforts to see that the retransmission consent provides for carriage of CNI 24-hour Digital Programming that is non-discriminatory to the carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel and at no cost to CNI.
               (2) The Station may elect in the future mandatory carriage (“must carry”) pursuant to rules adopted by the FCC. PCC will use commercially reasonable efforts to see that the CNI 24-hour Digital Programming shall be entitled to non-discriminatory must-carry rights relative to those secured by the Station, including, without limitation, carriage by cable or other multi-channel distribution system in a manner that provides the widest possible viewer receipt of the CNI 24-hour Digital Programming. The Station Licensee agrees to use commercially reasonable efforts to fulfill the intent of the parties with respect to must-carry rights. At a minimum, the CNI 24-hour Digital Programming shall be entitled to non-discriminatory carriage by cable or other multi-channel distribution system relative to that afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz. The parties also acknowledge that there is pending in Congress legislation regarding digital broadcast television must-carry requirements for satellite multi-channel video programming providers during and after the Digital Transition Period and in a multi-cast, multi-channel environment.
               (3) The Licensee of the Station may grant consent to the retransmission of the Station’s signal by a satellite system or other multi-channel distribution system, provided that the retransmission consent provides for carriage of CNI 24-hour Digital Programming that is non-discriminatory relative to the carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel and at no cost to CNI, provided that in no event shall the CNI Digital Channel be entitled to more than 0.6 MHz.
               (4) The Station may elect mandatory carriage (“must carry”) pursuant to laws adopted by Congress. The Station will use commercially reasonable efforts to see that the CNI 24-hour Digital Programming shall not be discriminated in any must-carry rights selected by the Station, including, without limitation, carriage by satellite systems in a manner that provides the widest possible viewer receipt of the CNI 24-hour Digital Programming. The Licensee agrees to take all commercially reasonable steps necessary to fulfill the intent of the parties with respect to must-carry rights. At a minimum, the CNI 24-hour Digital Programming shall be entitled to the most favorable carriage afforded to the primary channel or any of the multi-cast channels using the Station’s 6 MHz television channel, provided that in no event shall the CNI Digital Signal be entitled to more than 0.6 MHz.
          (f) Licensee Discretion and CNI Digital Channel Preemption. CNI recognizes that the Licensee of the Station has full authority to control the Station under currently applicable law. The Station agrees that, should the law or FCC rules, policies or interpretations change to permit users of digital broadcast spectrum to control directly their own use of the spectrum, this subsection shall no longer apply. Until such change, however, the following provisions shall apply to the minimum extent required by the FCC (if at all), the parties intending that CNI would have absolute control of the CNI Digital Channel under this Agreement if and to the extent permitted by law. The Licensee of the Station shall have the right to reject any portion of the CNI 24-hour Digital Programming to be broadcast on the Station which the Licensee reasonably believes to be an Unsuitable Program. In the event of any such rejection by the Licensee, the Licensee shall give CNI written notice of such rejection at least 7 days in advance of the scheduled broadcast or as soon as possible. Any portion of the CNI 24-hour Digital Programming may be deemed by the Licensee to be an Unsuitable Program only if: (i) the Licensee reasonably believes that the telecast of such CNI Programming from the CNI 24-hour Digital Programming would violate applicable governmental laws, rules, regulations or published policies or (ii) if in the Licensee’s reasonable judgment preemption of such CNI Programming from the CNI 24-hour Digital Programming is required in order for the Station to meet the public interest programming obligations imposed by the FCC that cannot otherwise be met by the Station and the Licensee provides a written explanation for its determination. No CNI 24-hour Digital Programming may be deemed by Licensee to be an Unsuitable Program based on program performance or ratings, advertiser reactions or the availability of alternate programming which the Licensee believes to be more profitable or attractive than such CNI 24-hour Digital Programming. If the Licensee refuses to broadcast any Unsuitable Program, CNI shall have the right to provide substitute CNI Programming to the Station from the previously approved CNI Programming. The Licensee may also preempt the CNI 24-hour Digital Programming to provide the broadcast of live reports of a fast breaking news event free of commercial announcements or any promotional announcements for the Station or its network.
          (g) HDTV Preemption Rights. On a PCC Converted Station, CNI’s use of the CNI Digital Channel may be preempted only in the following circumstance: (i) use of the CNI Digital Channel is required for HDTV broadcasts and there is no other technologically feasible means (including use of any other portions of the 6 MHz digital channel other than the CNI Digital Channel, or the use of other equipment or technologies, such as digital compression equipment) to achieve the HDTV broadcast without use of the CNI Digital Channel; provided, however, that the Station agrees to use commercially reasonable efforts to avoid preemption of the CNI Digital Channel for HDTV broadcasts if it is technologically feasible at the time of any such preemption to broadcast HDTV in the 1080i picture format with less than 6 MHz of spectrum; (ii) any preemptions of the CNI Digital Channel for HDTV broadcasts do not exceed twelve (12) hours of each broadcast day; and (iii) CNI receives as much notice as is commercially reasonable of any preemptions for HDTV broadcasts.
          (h) Provision of Alternate Spectrum. Nothing in this Agreement is intended to restrict or limit the use of digital technology to permit the more efficient use of the Station’s digital spectrum so long as such technology does not in any way degrade the quality of any CNI Program or limit the amount of programming time on or CNI’s right to use the 0.6 MHz spectrum in the CNI Digital Channel. Without limiting the generality of the foregoing, alternate spectrum may be substituted for the CNI Digital Channel (“Alternate Spectrum”), provided that the Alternate Spectrum is reasonably comparable in all respects, including geographic coverage and audience reach, signal quality to viewers, channel position and free reception, and provided that, if the Alternate Spectrum consists of another broadcast station, the licensee of such broadcast station agrees in writing to be bound by all of the terms of this Station Agreement. If the Alternate Spectrum provided by the other Station shall become unavailable or unsuitable for longer than a period of thirty (30) consecutive days, for use by the CNI Digital Channel as provided herein, CNI shall have the right to have the CNI Digital Channel carried on the Station as provided for in this Agreement and this Station Agreement reinstated.
     Section 4. Provisions Applicable to CNI Overnight Programming and CNI Digital Channel
          (a) Term. This Agreement shall become effective as of the date of execution of this Agreement and, except as set forth in Section 6(d) hereof, shall continue in effect for a period of fifty years and will thereafter automatically renew for successive periods of ten years, unless and until one of the following events occur (a) CNI or its permitted successors or assigns cease to exist; (b) CNI commences a proceeding for voluntary or involuntary liquidation and dissolution; (c) CNI ceases to provide family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language in accordance with the CNI Statement of Mission and Purpose attached hereto as Exhibit A; or (d) the FCC licenses for a majority of PCC’s television stations are revoked.
          (b) Delivery and Distribution. CNI shall produce, acquire and deliver the CNI Overnight Programming and the CNI 24-hour Digital Programming to the Station at CNI’s expense using commercially reasonable and industry accepted delivery methods. CNI will provide the CNI Programming to the PAX TV network master control or other master control location specified by PCC, at CNI’s expense, in order to permit the inclusion of the CNI Programming in the network feed for delivery to the Station. If the Station does not receive a PAX TV or other network feed, CNI shall provide the CNI Programming to the Station via CNI satellite delivery or other industry accepted delivery method at CNI’s expense. If the PCC network programming subsequently originates from other network facilities, the CNI Programming shall be provided to that facility by satellite delivery or other industry accepted delivery method at CNI’s expense. The Licensee of the Station shall install and maintain at its expense the equipment which is necessary to receive, decode, decompress and distribute standard analog and digital programming on the Station or on the CNI Digital Channel of the Station. The Licensee of the Station shall within five (5) business days of filing any application with the FCC notify CNI in writing of any proposed change in the Station’s facilities. The Licensee of the Station shall not change the facilities of the Station in a manner that could materially adversely affect CNI’s rights under this Agreement with respect to the Station without CNI’s consent. To the extent that CNI prepares local public affairs programming for the Station, the Station shall incorporate this programming into the CNI Programming being broadcast by the Station at the times selected by CNI, via tape or other insertion method.
          (c) Website Hyperlinks. While Lowell W. Paxson (“Paxson”) is the Single Majority Shareholder of PCC, (i) the Station if it utilizes an Internet website will provide at the Station’s expense a first screen hyperlink to the CNI Internet website, and (ii) if a majority of the PCC Stations are affiliated with a television network that utilizes an Internet website, such network shall provide at the network’s expense a first screen hyperlink to the CNI Internet website. CNI shall at its sole expense provide the graphic material required to establish the hyperlinks described in this section. CNI’s website shall conform in all respects to the CNI Statement of Mission and Purpose.
          (d) Licensee Operation of Station. To the extent required by law, the Licensee of the Station shall be responsible for the Station’s compliance with all applicable laws, including the Act and the rules, regulations and published policies of the FCC. Nothing in this Agreement shall abrogate the unrestricted authority of the Licensee to discharge its obligations to the public and to comply with all applicable laws and the rules, regulations and policies of the FCC. The Licensee of the Station shall coordinate with CNI any announcements required to be aired by the FCC during the programming being provided by CNI. In the event that the Station preempts or rejects any CNI Programming, as provided for in this Agreement, the Station’s substitute programming will be inserted at its own expense in the CNI Programming via insertion at the Station in the manner and at the times designated by CNI and in all respects acceptable to CNI. CNI shall have the right to provide the Station with such information concerning CNI’s programming and advertising as is necessary to assist the Station to prepare information and materials required to be placed in the Station’s public inspection file or filed with the FCC, including without limitation, the Station’s quarterly issues and program lists; information concerning the broadcast of children’s educational and informational programming; and documentation of compliance with commercial limits applicable to certain children’s television programming and political broadcast material to the extent CNI is required to broadcast political programming or advertisements by applicable law. CNI’s rights hereunder will be exercised in a manner to assist in the Station’s compliance with all applicable laws, rules, regulations and published policies of the FCC. If the Station reasonably determines that the CNI Programming does not comply with FCC requirements relating to children’s or public affairs programming, then the Station may, at its sole expense, provide substitute programming via insertion at the Station for placement within the CNI Programming at such times as CNI determines is appropriate provided that such programming complies with CNI’s family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language.
          (e) Children’s Television Advertising. Subject to changes in applicable laws, rules, regulations and published policies of the FCC, CNI agrees that it will not broadcast on the Station advertising within programs originally designed for children aged 12 years and under in excess of the amounts permitted under applicable FCC rules, and will take all steps necessary to pre-screen children’s educational and institutional programming broadcast during the hours it is providing such programming, to establish that advertising is not being broadcast in excess of the applicable or any future FCC rules.
          (f) Payola. CNI agrees that it will not accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively “Consideration”), whether or not pursuant to written contracts or agreements between CNI and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid or furnished such Consideration, in accordance with applicable laws and the rules, regulations and published policies of the FCC.
          (g) Cooperation on Programming. CNI and the Licensee mutually acknowledge their interest in ensuring that the Station serves the needs and interests of viewers in the service area of the Station and agree to cooperate to provide such service. The Station may request, and CNI shall have the right to provide, information to the Station concerning CNI’s programs as are responsive to community issues so as to assist the Station in the satisfaction of its public service programming obligations. CNI may also provide the Station with information necessary to enable the Station to prepare programming-related records and reports required by the FCC. Upon CNI’s request, the Station shall provide CNI with notarized quarterly reports in a form reasonably acceptable to CNI on the Station’s compliance with its obligations under this Agreement including, but not limited to, its carriage of the CNI Programming.
          (h) Unauthorized Copying. The Licensee shall not, and shall not authorize others to, record, copy or duplicate any programming and other material furnished by CNI hereunder, in whole or in part, and shall take all reasonable precautions to prevent any such recording, copying or duplicating (except for copying by viewers for home viewing).
          (i) Programming Changes. CNI shall have the right, in its sole discretion subject to Section 2(f) and 3(f), as applicable, to (i) modify, cancel or replace any CNI Program, so long as any such modified or replacement programming is similar in context in all material respects to CNI’s existing family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language, or (ii) change the day or time period during which any CNI Program is scheduled to be broadcast but only within the time periods during which the Station is obligated to air CNI Programming. Any program delivered by CNI in place of any CNI Program regularly scheduled for broadcast by CNI shall be considered a CNI Program.
          (j) Promotion. CNI and the Station will promote the broadcast of the CNI Overnight Programming and the CNI Digital Channel in a cooperative manner. The Station agrees to consider and, to the extent it deems consistent with the public interest, convenience and necessity, follow guidelines established by CNI with respect to the promotion of the CNI Overnight Programming or the CNI Digital Channel in the Station’s service area, including without limitation, on-the-air promotion, billboards, radio, and newspapers or other printed advertisements, announcements or promotions provided, however, that the Station is not obligated to spend any funds on any promotional efforts for CNI or CNI Programming. While Paxson is the Single Majority Shareholder of PCC, the Station agrees to air two ten-second CNI promotional announcements on a run of schedule basis daily during the First Stage only.
          (k) Programming. All rights in and to the CNI Overnight Programming or the CNI 24-hour Digital Programming not specifically granted to the Station in this Agreement are reserved to CNI for its exclusive use. All right, title and interest in and to the CNI Overnight Programming and the CNI 24-hour Digital Programming will remain the property of CNI, subject only to PCC’s right and obligation to broadcast the CNI Overnight Programming and transmit the CNI 24-hour Digital Programming in accordance with this Agreement.
          (l) Trademark License. CNI hereby licenses the Station to use certain of its trade names, trademarks and service marks (the “CNI Marks”) in connection with the performance of their obligations under this Agreement, subject to the following conditions. Use of the CNI Marks shall inure solely to the benefit of CNI. The Station Licensee acknowledges and agrees that uniform and high standards of quality of use of the CNI Marks are necessary in order to maintain the public image and widespread reputation of the CNI Marks. The Station Licensee agrees that it will not use the CNI Marks in a manner that might tend to reflect negatively on the CNI Marks and/or CNI; it being expressly recognized by the Station Licensee that CNI presents family values-based programming with no excessive or gratuitous violence, no explicit sex and no foul language.
          (m) Changes in Law, FCC Rules and Policies. The parties acknowledge that governing law may change the manner in which users of the digital capacity on the Station are regulated and the scope of Licensee discretion over the Station’s digital capacity. In the event that the rules, regulations or published policies of the FCC, the provisions of the Act, or any other applicable law are changed in a manner that materially and adversely affects this Agreement, then CNI may, at its option and in its sole discretion, (1) terminate this Agreement without any liability whatsoever, effective upon the effective date of the change in applicable law but that otherwise complies with the terms and conditions of this Agreement; or (2) change the CNI Overnight Programming or CNI 24-hour Digital Programming in a manner that conforms to the policies and requirements of the change in applicable law; or (3) enter into good faith negotiations with the Station seeking to convert CNI’s rights to the CNI Digital Channel to an ownership interest if the parties can reach a mutually acceptable agreement, if and to the extent permitted by governing law or (4) seek any appropriate waiver of the FCC’s rules to permit this Agreement to continue unchanged. Without limiting the foregoing in any way, if, in the future, the Station’s digital broadcast spectrum becomes sublicensable, CNI shall have the right to enter into good faith negotiations with the Station to attempt to reach a mutually acceptable agreement to convert the CNI Digital Channel on the Station to such FCC sublicense, if and to the extent permitted by governing law. In this Agreement and subject to the negotiations referred above, the parties intend that CNI shall have all right, title and interest in and to the CNI Digital Channel to the fullest extent permitted by applicable provisions of the Act, and the rules, regulations and policies of the FCC promulgated thereunder (collectively with the Act, the “Communications Law”) as the Communications Law may be amended or interpreted from time to time subject to CNI and the Station negotiating a mutually acceptable agreement. If, at any time following the date of this Agreement, the Communications Law is amended to permit CNI to acquire the CNI Digital Channel for the Station then, CNI shall have the right to enter into good faith negotiations with the Station to attempt to reach a mutually acceptable agreement to convert the CNI Digital Channel on the Station to such FCC sublicense, if and to the extent permitted by governing law to CNI. Upon the consummation of such conveyance, neither CNI nor the Station Licensee shall have any further obligation hereunder except to transmit the CNI Programming. The parties hereto further acknowledge that CNI may seek whatever rule or law changes are necessary to permit CNI to be the sublicensee or owner of the CNI Digital Channel and that the other parties to this Agreement will not oppose or otherwise seek to impede such rule or law change in any manner whatsoever. To the extent that revisions in the Communications Law or changes in the technology employed by the Station occur such that the Station utilizes a transmission or broadcast method different from the current analog or anticipated digital methods, the parties acknowledge that it is their intent that CNI retain its rights to broadcast the CNI Programming over the Station to the full extent provided by this Agreement, to the extent commercially reasonable, by amending or modifying the terms and conditions of this Agreement, if necessary, to effectuate that intent. It is expressly understood that the parties intend that CNI’s rights under this Agreement will not be adversely affected in the future by law or technological changes.
          (n) Broadcast in Entirety. Subject to the preemption rights under this Agreement, the Licensee agrees to cause the Station to broadcast in its entirety, without any editing, delay, addition, alteration or deletion, the CNI Programming, including the primary video and accompanying audio portions of the signal; all CNI identification; all commercial spots and noncommercial announcements; all promotional material; all data casting transmissions to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming; all copyright and trademark notices; all sponsorship identification announcements; all credits and billings; all information in the Vertical Blanking Interval to the extent that it is wholly integrated with the CNI Programming and its content is relevant to the CNI Programming; any and all video anywhere within digital signal; and any other proprietary material of any kind or nature included therein.

     Section 5. Representations and Warranties; Covenants; Indemnifications
          (a) Representations, Warranties and Covenants of CNI. CNI represents and warrants to the Station as follows:
               (1) CNI has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by CNI have been duly and validly authorized by CNI. This Agreement has been duly and validly executed and delivered by CNI and constitutes a legal, valid and binding agreement of CNI enforceable against CNI in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.
               (2) There is no requirement applicable to CNI to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by CNI of the transactions contemplated by this Agreement.
               (3) The execution, delivery and performance of this Agreement by CNI will not (with or without the giving of notice, the lapse of time or both) (i) conflict with its organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement or lease to which CNI is a party or by which it is bound, or (iii) violate any statute, law, rule, regulation (including any rule or regulation of the FCC), order, writ, injunction or decree applicable to CNI.
               (4) CNI owns the complete exhibition and broadcast rights to the CNI Programming and that there is no contract with any other person which will in any way interfere with any broadcast rights granted under this Agreement and the CNI Programming does not infringe upon any trademark, service mark, trade name or copyright and does not violate the private, civil or property rights, the rights of privacy or publicity or any other rights of any third party and conforms to the CNI Statement of Mission and Purpose.
               (5) CNI shall comply in all material respects with the Communications Law.
               (6) As of the date hereof, CNI qualifies as an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
          (b) Representations and Warranties of the Licensee. The Licensee represents and warrants to CNI as follows:
               (1) The Licensee has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Licensee have been duly and validly authorized by all necessary action on the part of the Licensee. This Agreement has been duly and validly executed and delivered by the Licensee and constitutes a legal, valid and binding agreement of the Licensee enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.
               (2) There is no requirement applicable to the Licensee to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by the Licensee of the transactions contemplated by this Agreement and the Licensee is required to make a filing with the FCC with respect to this Agreement.
               (3) The execution, delivery and performance of this Agreement by the Licensee will not (with or without the giving of notice, the lapse of time or both) (i) conflict with its organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement or lease to which it is a party or by which any of its assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to the Licensee.
          (c) Covenants Relating to the Licensee. The Licensee of the Station hereby warrants that during the term of this Agreement, it will operate the Station in compliance in all material respects with all applicable laws, including the Communications Law. During the term of this Agreement, the Station shall not enter into any commitments that would prevent it from carrying out its obligations under this Agreement. At the expense of CNI, the Licensee of the Station shall file at CNI’s request any and all applications or other filings with the FCC or at the local, State and Federal level that CNI requests in order for CNI to fully receive all benefits contemplated by this Agreement. The Licensee shall diligently prosecute such applications or other filings.
          (d) Licensee’s Indemnification. The Licensee shall indemnify and hold harmless CNI and its affiliates, shareholders, directors, officers, employees and agents from and against any and all claims, losses, costs, liabilities, damages, forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description (collectively, “Damages”) resulting from the Licensee’s breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement.
          (e) CNI’s Indemnification. CNI shall indemnify and hold harmless the Licensee and its affiliates, shareholders, directors, officers, employees and agents from and against any and all Damages resulting from (i) CNI’s breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement, (ii) any action taken by CNI or its employees and agents with respect to the Station, or any failure by CNI or its employees and agents to take any action with respect to the Station, including, without limitation, Damages relating to violations of any applicable laws or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by CNI and CNI’s broadcast and sale of advertising time on the Station or (iii) CNI’s programming on the Station.
          (f) Limitation. No party shall be entitled to indemnification pursuant to subsections (d) and (e) unless such claim for indemnification is asserted in writing delivered to the other party.
          (g) Indemnification. If upon presentation of a claim for indemnity hereunder, the party against whom indemnification is requested does not agree that all or part of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly so notify the party claiming to be entitled to indemnification hereunder. Thereupon, the parties shall attempt in good faith to resolve their dispute, including where appropriate, reaching an agreement as to that portion of the claim, if any, which all concede is subject to indemnification. To the extent that the parties are unable to reach agreement, the parties shall have all remedies available at law or in equity.
     Section 6. Miscellaneous Provisions
          (a) Agreement Challenge. If this Agreement is challenged at the FCC or in any court of law or equity, whether or not in connection with the Station’s License renewal, transfer or assignment application, CNI and the Station Licensee, current or subsequent, shall defend this Agreement and the parties’ performance thereunder either individually, or at their option, jointly, throughout all FCC and Court proceedings. The parties hereto agree that they shall take no action to support in any manner, such a challenge to this Agreement. If portions of this Agreement do not receive the approval of the FCC or the Courts, or are otherwise determined to be invalid, then the parties shall reform this Agreement as necessary to satisfy the FCC’s or the Court’s concerns to the extent consistent with the parties’ agreements hereunder or, at CNI’s option and expense, seek reversal of the FCC or Court decision and approval from the full FCC or the Court.
          (b) Confidential Review. Upon the Station’s request, CNI shall acquaint the Licensee of the Station with the nature and type of the programming provided by CNI. The Station shall be entitled to review at its discretion from time to time on a confidential basis any of CNI’s programming material it may reasonably request. CNI may provide the Station with copies of all correspondence and complaints received from the public (including any logs of telephone complaints), and copies of all program logs and promotional materials. However, nothing in this section shall entitle the Station to review the internal corporate or financial records of CNI.
          (c) Termination. In addition to the termination provisions set forth elsewhere in this Agreement, this Agreement may be terminated as set forth below by the Station or CNI by written notice to the other party upon the occurrence of any of the following:

               (1) if this Agreement with respect to the Station is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;
               (2) with the mutual consent of the Station Licensee and CNI with respect to the Station; or
               (3) by the Station, if the CNI Overnight Programming or CNI 24-hour Digital Programming fails to comply with CNI’s Statement of Mission and Purpose (attached hereto as Exhibit A), and CNI has not cured such deficiency within 6 months after written notice thereof from the Station to CNI.
     Any termination of this Agreement with respect to the Station shall not affect the continued validity or enforceability of this Agreement with respect to the other PCC Stations. No party shall have the right to terminate this Agreement except as provided in this Section 6(c).
          (d) Remedies for Breach. If there is a material breach by any party hereto of its representations, warranties, covenants or agreements set forth in this Agreement with respect to the Station, the nonbreaching party shall provide the breaching party notice of such breach and the breaching party shall have 30 days thereafter to cure such breach. If such breach is not cured within such 30-day period, the nonbreaching party may bring an action for specific performance of this Agreement or for injunctive relief. The Station and CNI specifically recognize that in the event any party hereto shall refuse to perform its obligations under this Agreement, monetary damages will not be adequate, given that the essence of this Agreement is the right of CNI for carriage of the CNI Overnight Programming and CNI 24-hour Digital Programming. In the event of any action to enforce this Agreement, each nonperforming party hereby waives the defense that there is an adequate remedy at law. In no event shall any party hereto have the right to terminate this Agreement with respect to the Station as a result of a breach of this Agreement, except as specifically set forth in this Agreement. A breach of this Agreement with respect to the Station shall not be deemed a breach of this Agreement with respect to any other PCC Station. Nothing contained in this subsection shall affect any party’s rights to indemnification for a breach of this Agreement as set forth in this Agreement.
          (e) Force Majeure. Any failure or impairment of the Station’s facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities or programming, in whole or in part, for broadcast, due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of CNI or the Station Licensee, or for power reductions necessitated for maintenance of the Station or for maintenance of other stations located on the tower from which the Station is broadcasting, shall not constitute a breach of this Agreement, provided that the party which is unable to perform as a result of a force majeure event shall use commercially reasonable efforts to restore promptly full compliance by such party with the terms of this Agreement.

          (f) Assignments. It is the intent of the parties that the rights and obligations of the Station under this Agreement shall be transferred or assigned to the Station’s assignees, transferees or successors in interest, including, without limitation, each successive Licensee of the Station whether or not the Licensee is owned or controlled by PCC, and shall not be disavowed by the Station or any assignee, transferee or successor in interest to the Station.
               (1) Upon any transfer of control or the assignment of the License of the Station, the assignee, transferee or successor in interest shall assume and perform in its entirety this Agreement; provided that, if any transfer of control or assignment of License of the Station is attempted without assumption and performance of this Agreement, such transfer or assignment shall be deemed null and void and the transaction shall be invalid, and CNI shall have all remedies available at law and equity.
               (2) The Licensee (and each assignee, transferee or successor in interest subsequent to the Licensee) shall include the following provision in any contract or other agreement for the sale, transfer of control or assignment of License of the Station (and shall require that each succeeding assignee, transferee, or successor in interest include the following provision in any contract or other agreement for the sale, transfer or control or assignment of License of the Station):
     [The purchaser, transferee, assignee or successor in interest of this Station’s License and/or assets acknowledges that it has received actual notice of the Master Agreement for Overnight Programming, Use of Digital Capacity and Public Interest Programming by and between The Christian Network, Inc., and Paxson Communications Corporation (“PCC”), and the PCC Subsidiaries and the related Station Agreement with the Station Licensee and represents and warrants that it will assume the Station Agreement and all rights and obligations contained in it and, if it should transfer control of the Licensee or sell the Station’s assets in the future to a third party, it shall require that this language be included in the agreement and that the third party enter into the Assumption Agreement.]
               (3) The assignee, transferee or successor in interest of the Station shall assume the Station Agreement by an Assumption Agreement in form and substance acceptable to CNI, which shall include, without limitation, the venue, jurisdiction and assignment provisions of this Agreement. The Licensee of the Station shall notify CNI (i) within forty-eight (48) hours of the execution of any contract seeking the FCC’s consent to a change of control or assignment of the Licensee of the Station; (ii) within 5 business days of the filing of any application seeking such consent; and (iii) within 5 business days of the FCC grant of any such application. Except for transfers of control and assignments of licenses described in Section 73.3540(f) of the FCC’s current rules and regulations, CNI may terminate this Agreement with respect to the Station as of the effective date of a transfer of control or assignment of the licenses of the Station upon written notice to the applicable Licensee. Any termination by CNI of this Agreement with respect to the Station in accordance with the previous sentence shall not affect the continued validity and enforceability of this Agreement with respect to any other PCC Station.
               (4) This Agreement shall not be assignable by CNI without the prior written of the Station.
          (g) Public Notice. PCC and the Licensee of the Station shall provide notice to the general public of this Agreement by (i) filing a copy of this Agreement with the FCC in the publicly available records of the Station; (ii) placing a copy of this Agreement in the Station’s public inspection file; (iii) listing this Agreement on the Station’s Ownership Report filed with the FCC and attaching a copy to each Ownership Report filing; (iv) acknowledging the existence of this Agreement in each quarterly issues/programs list placed in the Station’s public file; and (v) filing a copy of this Agreement at the local, State and Federal level as requested by CNI, including any UCC or similar filings.
          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
          (i) Amendment. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties hereto.
          (j) Compliance with Copyright Act. CNI represents and warrants to the Station that CNI has full authority to broadcast the CNI Programming on the Station and that CNI shall not broadcast any material in violation of the Copyright Act. All music supplied by CNI shall be (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by CNI. CNI shall be responsible for the payment of all synchronization license fees and master use license fees. The Licensee of the Station will maintain and pay for ASCAP, BMI and SESAC music performance licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in CNI.
          (k) Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.
          (l) Governing Law. The Agreement shall be governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof) subject to applicable federal law and the rules, regulations and published policies of the FCC.
          (m) Notices. Any notices required by this Agreement will be in writing and will be deemed given when personally delivered, or if mailed by certified or registered mail, return receipt requested, when deposited in the mail postage prepaid, to the addresses listed below. If telecopied, notice will be deemed given when telecopied and confirmed by telephone, or if sent by courier or express mail service, when deposited with such courier or express mail service.

If to the Station:	c/o PCC Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL 33401-6233
Telephone: (561) 659-4122
Telecopy: (561) 659-4754

With a copy to:	National Broadcasting Company, Inc.
30 Rockefeller Plaza
New York, New York
Telephone:
Telecopy:

If to CNI: The	Christian Network, Inc.
28059 U.S. Highway 19 North
Suite 300
Clearwater, FL 33761-2643
Telephone: (727) 536-0036
Telecopy: (727) 530-0671
          (n) Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC alters or modifies its rules or policies in a fashion that would raise substantial and material questions as to the validity of any provisions of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies that may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provisions of this Agreement which is to be so modified, provided, however, that CNI shall be afforded the opportunity to seek any waiver of the FCC rules or policies to permit the continuation of this Agreement unchanged or with changes acceptable to CNI and the other parties to this Agreement shall not oppose or impede such waiver requests. The invalidity of this Agreement with respect to the Station shall not affect the validity of this Agreement with respect to any other PCC Station.
          (o) Cooperation. The parties hereto shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken under this Agreement and will use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement.
          (p) Exclusivity. Other than this Agreement and the Master Agreement, CNI shall not enter into any agreement or commitment pursuant to which CNI or an affiliate thereof shall permit any television station to broadcast the CNI Programming in any DMA in which the Station is located; provided, however, that nothing in this Agreement shall prevent CNI from offering the CNI Programming for carriage by private or master antenna cable service located in or serving the Station’s DMA but outside of the Station’s Grade B contour. In areas outside of the Station’s current coverage area but within the Station’s DMA, CNI may offer the CNI Programming to full or low power television Station or multi-channel distribution system, including direct broadcast satellite service, cable and any other future multi-channel video program distributors.
          (q) Expenses. Each party hereto shall bear its own expenses, costs, fees and taxes incurred in connection with the execution, delivery and performance of this Agreement.
          (r) Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Delaware, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons in the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction pursuant to this Section. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Superior Court of New Castle County, Delaware and/or the Chancery Court of New Castle County, Delaware, or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives the right to a jury trial in connection with any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.
          (s) Entire Agreement. This Agreement, the schedules hereto, and all documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

[LICENSEE]
By:
Name:

THE CHRISTIAN NETWORK, INC.
By:
Name:

EXHIBIT E
JOINDER AGREEMENT
     This JOINDER AGREEMENT is entered into by _____________, a ______________ (the “Licensee”) as of the ___day of ___, ___in favor of The Christian Network, Inc., a Florida not-for-profit corporation (“CNI”).
     Pursuant to Section 6(c) of the Master Agreement for Overnight Programming, use of Digital Capacity and Public Interest Programming (the “Master Agreement”), dated as of September ___, 1999, by and among CNI, Paxson Communications Corporation (“PCC”), and all of the Persons which may from time to time become Subsidiaries of PCC (collectively, the “PCC Subsidiaries” and collectively with PCC, “PCC”), the Licensee hereby agrees to become a party to the Master Agreement as a PCC Subsidiary with the same force and effect as if the Licensee had been an original signatory thereto. By executing this Agreement, the Licensee shall be entitled to all of the rights and benefits of a PCC Subsidiary under the Master Agreement, shall be bound by all of the terms, conditions, covenants and agreements and shall assume all obligations applicable to a PCC Subsidiary under the Master Agreement and shall make all of the representations and warranties of a PCC Subsidiary under Section 5 of the Master Agreement. All of the terms and provisions set forth in the Master Agreement are incorporated by reference herein and shall be legally binding upon and inure to the benefit of the Licensee.
     The Licensee is the licensee of or manages the television station(s) listed on Exhibit A hereto.
     This Joinder Agreement shall be governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).
     IN WITNESS WHEREOF, this Joinder Agreement has been executed as of the date set forth above.

[LICENSEE]
By:
Name:
Title: